                                                                    EXHIBIT 10.2

                                LOAN AGREEMENT

                           dated as of June 23, 2000

                                     among

                            DIXIE FUNDING II, INC.

                                  as Borrower

                                      and

                            THE DIXIE GROUP, INC.,

                                  as Servicer


                                      and

                      THREE PILLARS FUNDING CORPORATION,

                                   as Lender

                                      and

                  SUNTRUST EQUITABLE SECURITIES CORPORATION,

                               as Administrator

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              ARTICLE I DEFINITION

     Section 1.1  Defined Terms                                               1
     Section 1.2  Other Definitional Provisions                              20
     Section 1.3  Other Terms                                                21
     Section 1.4  Computation of Time Periods                                21

         ARTICLE II THE LENDER'S COMMITMENT, BORROWING PROCEDURES AND
                                  LENDER NOTE

     Section 2.1  Lender's Commitment                                        21
     Section 2.2  Borrowing Procedures                                       21
     Section 2.3  Funding                                                    21
     Section 2.4  Representation and Warranty                                22
     Section 2.5  Early Termination of Lender's Commitment                   22
     Section 2.6  Voluntary Termination of Lender's Commitment;Reduction of
                    Facility Limit                                           22
     Section 2.7  Note                                                       22

                        ARTICLE III INTEREST, FEES, ETC.

     Section 3.1  Interest Rates                                             23
     Section 3.2  Interest Payment Dates                                     23
     Section 3.3  Interest Allocations                                       24
     Section 3.4  Fees                                                       24
     Section 3.5  Computation of Interest and Fees                           24

       ARTICLE IV REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS

     Section 4.1  Repayments and Prepayments                                 24
     Section 4.2  Application of Collections                                 25
     Section 4.3  Application of Certain Payments                            26
     Section 4.4  Due Date Extension                                         27
     Section 4.5  Making of Payments                                         27
     Section 4.6  Dilution Cash Reserve Account                              27

                           ARTICLE V SECURITY INTEREST

     Section 5.1  Grant of Security                                          28
     Section 5.2  Administrator Appointed Attorney-in-Fact                   29
     Section 5.3  Administrator May Perform                                  29
     Section 5.4  Release of Collateral                                      29

                        ARTICLE VI INCREASED COSTS, ETC.

     Section 6.1  Increased Costs                                            30
     Section 6.2  Funding Losses                                             31

     Section 6.3  Withholding Taxes                                          31

                       ARTICLE VII CONDITIONS TO BORROWING

     Section 7.1   Initial Loan                                              32
     Section 7.2   All Loans                                                 34

                   ARTICLE VIII REPRESENTATIONS AND WARRANTIES

     Section 8.1   Organization and Good Standing, etc.                      35
     Section 8.2   Power and Authority; Due Authorization                    35
     Section 8.3   No Violation                                              35
     Section 8.4   Validity and Binding Nature                               36
     Section 8.5   Government Approvals                                      36
     Section 8.6   Solvency                                                  36
     Section 8.7   Margin Regulations                                        36
     Section 8.8   Quality of Title                                          36
     Section 8.9   Offices                                                   37
     Section 8.10  Compliance with Applicable Laws; Licenses, etc.           37
     Section 8.11  No Proceedings                                            37
     Section 8.12  Investment Company Act, Etc.                              38
     Section 8.13  Eligible Receivables                                      38
     Section 8.14  Accuracy of Information                                   38
     Section 8.15  No Material Adverse Change                                39
     Section 8.16  Trade Names and Subsidiaries                              39
     Section 8.17  Accounts                                                  39
     Section 8.18  Sales by Originator                                       39

                  ARTICLE IX COVENANTS OF BORROWER AND SERVICER

     Section 9.1   Affirmative Covenants                                     40
     Section 9.2   Negative Covenants of Borrower                            46

                  ARTICLE X SIGNIFICANT EVENTS AND THEIR EFFECT

     Section 10.1  Events of Default                                         48
     Section 10.2  Amortization Events                                       49
     Section 10.3  Effect of Significant Event                               50

                             ARTICLE XI THE SERVICER

     Section 11.1  Dixie as Initial Servicer                                 50
     Section 11.2  Certain Duties of Servicer                                50
     Section 11.3  Servicing Compensation                                    54
     Section 11.4  Agreement Not to Resign                                   54
     Section 11.5  Designation of Servicer                                   54
     Section 11.6  Termination                                               54
     Section 11.7  Servicer Events of Default                                55

                            ARTICLE XII ADMINISTRATOR

     Section 12.1  Authorization and Action                                  56

     Section 12.2  Administrator and Affiliates                              56

                            ARTICLE XIII ASSIGNMENTS

     Section 13.1  Restrictions on Assignments                               56
     Section 13.2  Documentation                                             57
     Section 13.3  Rights of Assignee                                        57
     Section 13.4  Notice of Assignment                                      57

                           ARTICLE XIV INDEMNIFICATION

     Section 14.1  General Indemnity of Borrower                             58
     Section 14.2  Indemnity of Servicer                                     58

                            ARTICLE XV MISCELLANEOUS

     Section 15.1   No Waiver; Remedies                                      58
     Section 15.2   Amendments, Etc.                                         59
     Section 15.3   Notices, Etc.                                            59
     Section 15.4   Costs, Expenses and Taxes                                59
     Section 15.5   Binding Effect; Survival                                 60
     Section 15.6   Captions and Cross References                            60
     Section 15.7   Severability                                             60
     Section 15.8   Governing Law                                            61
     Section 15.9   Counterparts                                             61
     Section 15.10  Submission to Jurisdiction; Waiver of Trial by Jury      61
     Section 15.11  No Recourse Against Lender                               61
     Section 15.12  No Proceedings                                           61
     Section 15.13  Confidentiality of Agreement                             62
     Section 15.14  ENTIRE AGREEMENT                                         62

EXHIBIT A      Form of Borrowing Request (Section 2.2)
EXHIBIT B      Form of Lender Note (Section 2.7)
EXHIBIT C      Form of Monthly Report (Section 9.1.9(c))
EXHIBIT D      Form of Borrowing Base Certificate (Section 7.1.11)
EXHIBIT E      Form of Collection Account Agreement
EXHIBIT F      Form of LockBox Account Agreement
EXHIBIT G      Form of Originator Note


SCHEDULE I     Fiscal Months
SCHEDULE II    List of Collection Account and LockBox Accounts
SCHEDULE III   Summary of Collection Policy
SCHEDULE IV    Form of Contract
SCHEDULE 8.11  Description of Proceedings
SCHEDULE 9.1.5 Collateral Review Requirements
SCHEDULE 9.2.6 Locations of Documents
SCHEDULE 15.3  Notice Addresses

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT is made and entered into as of June 23, 2000, among DIXIE FUNDING II, INC., a Tennessee corporation ("Borrower"), THE DIXIE GROUP,
                                                  --------
INC., a Tennessee corporation ("Dixie"), as initial servicer (in such capacity,
                                -----
the "Servicer"), THREE PILLARS FUNDING CORPORATION, a Delaware corporation
     --------
(together with its successors and permitted assigns, "Lender"), and SUNTRUST
                                                      ------
EQUITABLE SECURITIES CORPORATION, a Tennessee corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the "Administrator").
                               -------------


                                  BACKGROUND
                                  ----------

     1. Borrower desires that Lender extend financing to Borrower on the terms and subject to the conditions set forth herein.

     2. Lender is willing to provide such financing on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Defined Terms. As used in this Agreement, the following terms
                 -------------
have the following meanings:

     "Accounts Receivable Turnover Ratio" means with respect to any Due Period,
      ----------------------------------
the ratio computed as of the last day of such Due Period by dividing (a) the aggregate amount of Sales during the most recent twelve Due Periods by (b) the rolling twelve month average of the aggregate Unpaid Balance of Receivables.

     "Administrator" has the meaning set forth in the Preamble.
      -------------                                   --------

     "Administrator's Account" has the meaning set forth in Section 4.5.
      -----------------------                               -----------

     "Advance Rate" means the percentage equal to (a) 100% minus (b) the Reserve
      ------------                                         -----
Percentage.

     "Adverse Claim" means a lien, security interest, pledge, charge or
      -------------
encumbrance, or similar right or claim of any Person.

     "Affected Party" means each of Lender, any Liquidity Bank, any permitted
      --------------
assignee of Lender or any Liquidity Bank, any Support Provider and any holder of a participation interest in the rights and obligations of any Liquidity Bank or Credit Bank under the Liquidity Agreement or the Credit Agreement, as the case may be, Administrator and any holding company of Bank.

     "Affiliate" of any Person means any other Person that (i) directly or
      ---------
indirectly controls, is controlled by or is under common control with such Person or (ii) is an officer or director of such Person. A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise. The word "Affiliated" has a correlative meaning.
                                 ----------

     "Aggregate Unpaid Balance" means, at any time, the aggregate Unpaid Balance
      ------------------------
of all Eligible Receivables at such time.

     "Agreement" means this Loan Agreement, as it may be amended, supplemented
      ---------
or otherwise modified from time to time in accordance with the terms hereof.

     "Allocations" has the meaning set forth in Section 3.3.
      -----------                               -----------

     "Alternative Rate" means, for any Interest Period, an interest rate per
      ----------------                                                   ---
annum equal to either (a) the LIBOR Rate or (b) if the LIBOR Rate is unavailable
-----
for any reason, or there is less than two (2) Business Days prior notice to the Liquidity Banks of any funding by them, the Base Rate.

     "Alternative Rate Allocation" has the meaning set forth in Section 3.3.
      ---------------------------                               -----------

     "Amortization Event" means any of the events described in Section 10.2.
      ------------------                                       ------------

     "Applicable Margin" has the meaning set forth in the Fee Letter.
      -----------------

     "Bank" means SunTrust Bank, a Georgia banking corporation.
      ----

     "Bankruptcy Code" means the Bankruptcy Code, 11 U.S.C. (S) 101, et seq., as
      ---------------                                                -- ---
amended.

     "Base Rate" means, on any date, a fluctuating rate of interest per annum
      ---------                                                     --- -----
equal to the higher of:

          (a)  the Prime Rate; or

          (b) the Federal Funds Rate (as defined below) most recently determined by Bank plus 0.50% per annum.
                                             --- -----

     "Borrower" has the meaning set forth in the Preamble.
      --------                                   --------

     "Borrowing Base" means at any time an amount equal to (1) the Advance Rate
      --------------
times (2) an amount equal to (a) the Aggregate Unpaid Balance at such time,
-----
minus (b) the aggregate Excess Concentration Amount for all Obligors at such
-----
time.

     "Borrowing Base Certificate" has the meaning set forth in Section 7.1.11.
      --------------------------                               --------------

     "Borrowing Base Deficit" means an amount equal to the excess of (x) the
      ----------------------
aggregate principal amount of all outstanding Loans under the Lender Note over
                                                                          ----
(y) the sum of the Borrowing Base plus all Collections on deposit in the Collection Account.

     "Borrowing Request" has the meaning set forth in Section 2.2.
      -----------------                               -----------

     "Business Day" means any day on which (a) Bank is not authorized or
      ------------
required to be closed for business in Atlanta, Georgia and (b) commercial banks in New York City are not authorized or required to be closed and, in the case of a Rate Setting Date, banks are open for business in London, England.

     "Charge-Offs" means all Receivables not previously deemed a Defaulted
      -----------
Receivable that are written-off by the Servicer or should, in accordance with the Collection Policy, be written off.

     "Closing Date" means the date of the first Loan hereunder.
      ------------

     "Collateral" has the meaning set forth in Section 5.1(a).
      ----------                               --------------

     "Collateral Review" has the meaning set forth in Section 9.1.5(e).
      -----------------                               ----------------

     "Collection Account" means that certain bank account numbered 8800 296 280
      ------------------
maintained with SunTrust Bank, which is identified as "Dixie Funding II Collection Account", in the Borrower's name and pledged, on a first-priority basis, to the Administrator pursuant to Section 5.1(a).
                                        --------------

     "Collection Account Agreement" means an agreement by and among the
      ----------------------------
Borrower, the Administrator and Collection Account Bank, in substantially the form attached hereto as Exhibit E, specifying the rights of the Lender and the
                        ---------
Administrator in the Collection Account.

     "Collection Account Bank" means the bank holding the Collection Account.
      -----------------------

     "Collection Policy" means those collection and credit policies of Dixie
      -----------------
with respect to the Receivables on file with the Servicer, as amended from time to time in accordance with this Agreement.

     "Collections" means (i) all payments received in respect of the
      -----------
Receivables, in the form of cash, checks, wire transfers, ACH transfers or any other form of payment in accordance with the terms of a Receivable or otherwise,
(ii) all proceeds from the sale or other disposition of any collateral securing a Receivable, (iii) any Repurchase Amounts, (iv) any insurance proceeds or sales tax refund payments received in respect of a Receivable and (v) any indemnification, recourse payments or other amounts payable to the Borrower or any Originator in respect of a Receivable pursuant to this Agreement, the Receivables Purchase Agreement, the First Tier Purchase Agreement or otherwise.

     "Commercial Paper Notes" means short-term promissory notes issued by Lender
      ----------------------
to fund its Loans or investments in receivables or other financial assets.

     "Commercial Paper Rate" means, for any Interest Period for the related
      ---------------------
Loan, a rate per annum equal to the sum of (i) the rate or, if more than one
             --- -----
rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which
                                 --- -----
Commercial Paper Notes outstanding during such Interest Period have been or may be sold by any placement agent or commercial paper dealer selected by Administrator, plus (ii) the commissions and charges charged by such placement
               ----
agent or commercial paper dealer with respect to such Commercial Paper Notes, expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.
                                 --- -----

     "Commitment Termination Date" means the earliest to occur of (i) the
      ---------------------------
Scheduled Commitment Termination Date, (ii) the date of any termination of the Lender's Commitment pursuant to Section 2.5, (iii) the date of any termination
                                -----------
of the Lender's Commitment, in whole, by Borrower pursuant to Section 2.6, and
                                                              -----------
(iv) the effective date on which the Lender's Commitment is terminated pursuant to Section 10.3.
   ------------

     "Concentration Limit" means for any Obligor whose long term unsecured
      -------------------
credit rating is (a) greater than AA+ by S&P and Aa1 by Moody's, 12.0% of the Aggregate Unpaid Balance; (b) greater than or equal to AA- by S&P and A3 by Moody's and less than or equal to AA+ by S&P or Aa1 by Moody's, 10.0% of the Aggregate Unpaid Balance; (c) greater than or equal to A- by S&P and Aa2 by Moody's and less than or equal to A+ by S&P or A1 by Moody's, 8% of the Aggregate Unpaid Balance; (d) greater than or equal to BBB by S&P and Baa2 by Moody's and less than or equal to BBB+ by S&P or Baal by Moody's, 5% of the Aggregate Unpaid Balance, or (e) less than BBB by S&P or Baa2 by Moody's, 3% of the Aggregate Unpaid Balance; provided however, that should an Obligor not
                              -------- -------
included under item (a) above have a short term unsecured credit rating by S&P and Moody's of A-1+/P-1, then such Obligor's Concentration Limit will be 12.0% of the Aggregate Unpaid Balance; and, provided, further that if an Obligor is
                                      --------  -------
rated by only one of S&P and Moody's, such one rating shall control.

     "Consolidated Tangible Net Worth" means at any date, with respect to any
      -------------------------------
Person, the consolidated stockholders' equity of such Person and its consolidated Subsidiaries, plus the principal amount of subordinated debt of
                           ----
such Person, minus (to the extent reflected in determining such consolidated
             -----
stockholders' equity) all intangible
assets (determined in accordance with GAAP) as reported in the audited consolidated financial statements of such Person for the fiscal year in question.

     "Contract" means either a written agreement between an Originator and a
      --------
Person, or an invoice, pursuant to which such Person is obligated to pay for goods, merchandise and/or services.

     "Covered Taxes" has the meaning set forth in Section 6.3.
      -------------                               -----------

     "CP Allocation" has the meaning set forth in Section 3.3.
      -------------                               -----------

     "Credit Advance" means a drawing under a letter of credit issued pursuant
      --------------
to a Credit Agreement for the account of Lender, a loan to Lender under a Credit Agreement or any other advance or disbursement of funds to Lender or for Lender's account pursuant to a Credit Agreement or any such letter of credit, in each case to the extent such drawing, loan, advance or disbursement has not been repaid or reimbursed to Credit Bank in accordance with the related Credit Agreement.

     "Credit Agreement" means and includes any program-wide agreement entered
      ----------------
into by any Credit Bank providing for the issuance of one or more letters of credit for the account of Lender, the issuance of one or more surety bonds for which Lender is obligated to reimburse the applicable Credit Bank for any drawings hereunder, the sale by Lender to any Credit Bank of receivables or other financial assets owned or held by Lender (or portions thereof) and/or the making of loans and/or other extensions of credit to Lender in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding the Liquidity Agreement, or similar agreement, or any voluntary advance agreement).

     "Credit Bank" means and includes Bank and any other or additional bank or
      -----------
other Person (other than Borrower or other customer of Lender or any liquidity provider as such) now or hereafter extending credit or a purchase commitment to or for the account of Lender or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with Lender's commercial paper program.

     "Credit Sales" means for any Due Period, the aggregate amount of all trade
      ------------
receivables with credit terms of any kind originated by an Originator during such Due Period.

     "Cut-Off Date" means June 3, 2000.
      ------------

     "Date of Processing" means, with respect to any transaction, the date on
      ------------------
which such transaction is first recorded in an Originator's computer files (without regard to the effective date of such recordation).

     "Days Sales Outstanding Ratio" means with respect to any Due Period, the
      ----------------------------
ratio computed as of the last day of such Due Period by dividing (a) 360 by (b) the Accounts Receivable Turnover Ratio for such Due Period.

     "Debt" of any Person means, without duplication, (i) all indebtedness of
      ----
such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all net obligations of such Person in respect of interest rate swap, cap, collar, swaption, option or similar agreements, (viii) all obligations arising in connection with a sale or other transfer of any of such Person's financial assets which are, or are intended to be, classified as loans for federal tax purposes, (ix) all Debt referred to in clauses (i) through
                                                             -----------
(viii) above guaranteed directly or indirectly by such Person, or in effect
------
guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, and (x) all Debt referred to in clauses (i) through (viii) above secured by (or for which
                    -----------         ------
the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

     "Default Rate" has the meaning set forth in Section 3.1(c).
      ------------                               --------------

     "Default Ratio" means, with respect to any Due Period, the ratio (expressed
      -------------
as a percentage) computed as of the last day of such Due Period, by dividing (a) the sum of, without double counting (i) the Unpaid Balance of Receivables that became Defaulted Receivables during such Due Period and (ii) the Unpaid Balance of Receivables that became Charge-Offs during such Due Period by (b) Sales for the Due Period four months prior to such Due Period.

     "Defaulted Receivable" means any Receivable (i) which has been, or should
      --------------------
have been, written off as uncollectible by the Servicer in accordance with the Collection Policy, (ii) as to which, at the end of any Due Period, any payment, or part thereof, remains unpaid for 91 days or more past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable or (iii) as to which the Obligor thereon has suffered an Event of Bankruptcy.

     "Delinquency Ratio" means, with respect to any Due Period, the ratio
      -----------------
(expressed as a percentage) computed as of the last day of such Due Period, by dividing (i) the Unpaid Balance of Receivables which are Delinquent Receivables as of the last day of such Due Period by (ii) an amount equal to the aggregate Unpaid Balance of all Eligible Receivables as of the last day of such Due Period, minus the aggregate Excess Concentration Amount as of the last day of
        -----
such Due Period.

     "Delinquent Receivables" means a Receivable (other than a Defaulted
      ----------------------
Receivable) as to which all or any part of a scheduled payment remains unpaid for 31 days or more from the original due date for such payment.

     "Deposit Date" has the meaning set forth in Section 11.2(d).
      ------------                               ---------------

     "Determination Date" means, with respect to a Distribution Date, the last
      ------------------
day of the month immediately preceding such Distribution Date.

     "Dilution Cash Reserve" means, as of any date, an amount equal to the funds
      ---------------------
on deposit in the Dilution Cash Reserve Account at such time.

     "Dilution Cash Reserve Account" means that certain bank account designated
      -----------------------------
as the Dilution Cash Reserve Account maintained with SunTrust Bank, in the Borrower's name and pledged, on a first priority basis, to the Administrator pursuant to Section 5.1(a).
            --------------

     "Dilution Horizon Ratio" means, with respect to any Due Period, the ratio
      ----------------------
computed as of the last day of such Due Period by dividing (a) Sales for such Due Period by (b) an amount equal to the aggregate Unpaid Balance of all Eligible Receivables as of the last day of such Due Period, minus the aggregate
                                                            -----
Excess Concentration Amount as of the last day of such Due Period.

     "Dilution Ratio" means, with respect to any Due Period, the ratio
      --------------
(expressed as a percentage) computed as of the last day of such Due Period, by dividing (a) the positive difference, if any, between (x) Gross Dilutions for such Due Period less (y) the Dilution Cash Reserve, by (b) Sales for the Due Period one month prior to such Due Period.

     "Dilution Reserve" means, with respect to any Due Period the product of (a)
      ----------------
the sum of (i) the product of (x) the Stress Factor times (y) the Expected
                                                    -----
Dilution Ratio plus
               ----

(ii) the product of (x) the positive difference, if any, between (1) the Dilution Spike Rate less (2) the Expected Dilution Ratio times (y) a ratio
                                                         -----
computed by dividing (1) the Dilution Spike Rate by (2) the Expected Dilution Ratio times (b) the Dilution Horizon Ratio.
      -----

     "Dilution Spike Rate" means, with respect to any Due Period, the highest
      -------------------
Dilution Ratio over the most recent twelve-month period.

     "Distribution Date" means the 20th day of each month (beginning in the
      -----------------
month immediately following the month in which the initial Loan is made hereunder) or, if such day is not a Business Day, the Business Day immediately thereafter.

     "Dixie" means, The Dixie Group, Inc., a Tennessee corporation.
      -----

     "Documents" means all documentation relating to the Receivables including,
      ---------
without limitation, the Contracts, billing statements and computer records and programs.

     "Dollar(s)" and the sign "$" shall mean lawful money of the United States
      ---------                -
of America.

     "Due Period" means a Fiscal Month.
      ----------

     "Eligible Receivable" means each Receivable:
      -------------------

          (a) that was created in compliance, in all material respects, with the Collection Policy in the regular and ordinary course of the business of the related Originator;

          (b) that was created pursuant to a Contract that complies, in all material respects, with Dixie's standard administration and documentation policies and procedures;

          (c) that was not, as of the date such Receivable was transferred to the Borrower by Dixie, a Delinquent Receivable;

          (d)  that is not a Defaulted Receivable;

          (e) as to which, at the time of the sale of such Receivable to Borrower, Dixie was the sole owner thereof and had good and marketable title thereto, free and clear of all Liens and Adverse Claims, and which was sold or contributed to Borrower pursuant to the Receivables Purchase Agreement;

          (f) if such Receivable was originated by an Originator other than Dixie, which was sold to Dixie pursuant to the First Tier Purchase Agreement;

          (g) the assignment of which by the related Originator (if other than Dixie) to Dixie pursuant to the First Tier Purchase Agreement, and by Dixie to Borrower pursuant to the Receivables Purchase Agreement does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

          (h) which is denominated and payable in Dollars and is only payable in the United States of America;

          (i) the Obligor of which is a United States or Canadian resident; provided that the Unpaid Balance of Eligible Receivables which have
     --------
     Canadian residents as Obligors may not exceed 5.0% of the Aggregate Unpaid Balance of all Eligible Receivables;

          (j) the Obligor of which is not an officer, director or Affiliate of any Originator or a Governmental Authority;

          (k) that arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and such Contract, together with such Receivable, constitutes the legal, valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

          (l) that does not contravene any applicable requirements of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies with all applicable requirements of law and with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the related Originator in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

          (m) that complies with all applicable requirements of the Collection Policy;

          (n) as to which each of the Borrower's and the Administrator's (for the benefit of the Secured Parties) first priority security interest in such Receivable has been perfected under the applicable Uniform Commercial Code and other applicable laws;

          (o) as to which the Servicer is in possession of the related Receivable File;

          (p) which provides for repayment in full of the Unpaid Balance thereof within 31 days of the date of the creation thereof; provided, that
                                                                 --------
     the Unpaid Balance thereof may have a maximum term in excess of 31 days, but in no case greater than 120 days, so long as (1) the aggregate Unpaid Balance of all such Receivables at any time does not exceed 15% of the Aggregate Unpaid Balance at such time and (2) the aggregate Unpaid Balance that have a maximum term in excess of 90 days at any time does not exceed 3% of the Aggregate Unpaid Balance at such time;

          (q) the terms of which have not been modified or waived except as permitted under the Collection Policy and this Agreement; and

          (r) which constitutes an "account" or "chattel paper" under and as defined in Article 9 of the Uniform Commercial Code of all applicable jurisdictions.

     "Event of Bankruptcy" shall be deemed to have occurred with respect to a
      -------------------
Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

     "Event of Default" means any of the events described in Section 10.1.
      ----------------                                       ------------

     "Excess Concentration Amount" at any time means with respect to any
      ---------------------------
Obligor, the amount, if any, by which the aggregate Unpaid Balance of all Eligble Receivables of such Obligor exceeds the Concentration Limit for such Obligor, in each case, at such time.

     "Expected Dilution Ratio" means, with respect to any Due Period, the
      -----------------------
rolling twelve-month average Dilution Ratio for the most recently ended twelve-month period.

     "Facility Limit" has the meaning set forth in Section 2.1.
      --------------                               -----------

     "Factoring Contract" means the Factoring Contract and Security Agreement,
      ------------------
dated as of February 26, 1999, between Dixie and GE Factors.

     "Federal Funds Rate" means, for any period, the per annum rate set forth in
      ------------------
the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds
            ---------
(Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publications, published by the Federal Reserve Bank of Atlanta (including any such successor, the "Composite 3:30 p.m.
                                                            -------------------
Quotations") for such day under the caption "Federal Funds Effective Rate."  If
----------
on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Bank.

     "Fee Letter" has the meaning set forth in Section 3.4.
      ----------                               -----------

     "Fees" means all fees and other amounts payable by Borrower to
      ----
Administrator or Lender pursuant to the Fee Letter.

     "First Tier Purchase Agreement" means the First Tier Purchase Agreement,
      -----------------------------
dated as of June 23, 2000, by and among Dixie and the other Originators, as such First Tier Purchase Agreement may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Administrator.

     "Fiscal Month" means each period of four or five weeks, as set forth on
      ------------
Schedule I hereto, as such Schedule is updated pursuant hereto.
----------

     "Fiscal Year" means any period of twelve consecutive Fiscal Months ending
      -----------
on the last Saturday in December.

     "GAAP" means generally accepted United States accounting principles as in
      ----
effect from time to time.

     "GE Factors" means GE Capital First Factors Corporation, a North Carolina
      ----------
corporation.

     "Governmental Authority" means the United States of America, any state or
      ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Dilutions" means, with respect to any Due Period, the aggregate
      ---------------
amount of returns, net credits, and any other non-cash reductions to the Credit Sales that occurred or were made, granted or incurred during such Due Period.

     "Indemnified Amounts" has the meaning set forth in Section 14.1.
      -------------------                               ------------

     "Indemnified Party" has the meaning set forth in Section 14.1.
      -----------------                               ------------

     "Initial Purchase Date" means the first Purchase Date to occur under the
      ---------------------
Receivables Purchase Agreement.

     "Initiation Date" means, with respect to any Receivable, the date of the
      ---------------
transaction that gave rise to the original Unpaid Balance of such Receivable.

     "Interest Period" means with respect to any Loan:
      ---------------

          (a) the period commencing on the date of the initial funding of such Loan and ending on, but excluding, the Business Day immediately preceding the next following Distribution Date; and

          (b) thereafter, each period commencing on, and including, the Business Day immediately preceding a Distribution Date and ending on, but excluding, the Business Day immediately preceding the next following Distribution Date;

provided, however, that if any Interest Period for any Loan that commences
--------  -------
before the Commitment Termination Date would otherwise end on a date occurring after such Commitment Termination Date, such Interest Period shall end on such Commitment Termination Date and the duration of each such Interest Period that commences on or after the Commitment Termination Date, if any, shall be of such duration as shall be selected by Administrator.

     "Lender" has the meaning set forth in the Preamble.
      ------                                   --------

     "Lender Note" has the meaning set forth in Section 2.7.
      -----------                               -----------

     "Lender's Commitment" has the meaning set forth in Section 2.1.
      -------------------                               -----------

     "Liabilities" means, with respect to any Person, all obligations of such
      -----------
Person which would, in accordance with GAAP, be classified on a balance sheet as liabilities, including, without limitation, (i) Debt secured by Liens against property of such Person whether or not such Person is liable for the payment thereof and (ii) deferred liabilities.

     "LIBOR Rate" means, for any Interest Period, the rate per annum on the Rate
      ----------
Setting Day of such Interest Period shown on page 3750 of Telerate or any successor page as the composite offered rate for London interbank deposits for one month, as shown under the heading "USD" as of 11:00 a.m. (London time); provided that
                                                                 --------
in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which Dollar deposits for one month are displayed on page "LIBOR" of the Reuters Screen as of 11:00 a.m. (London time) on the Rate Setting Day (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in
                                                      -------- -------
the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by the Administrator at approximately 11:00 a.m. (London time) on the Rate Setting Day to prime banks in the London interbank market for a one month.

     "Lien" means any mortgage, pledge, assignment, lien, security interest or
      ----
other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

     "Liquidity Agreement" means and includes (a) the Liquidity Asset Purchase
      -------------------
Agreement (regarding Dixie Funding II, Inc.), dated as of June 23, 2000, among Lender, as borrower, Bank, as liquidity agent for the Liquidity Banks, SunTrust Equitable Securities Corporation, as administrator for Lender, and the Liquidity Banks, and (b) any other agreement hereafter entered into by Lender providing for the sale by Lender of Loans (or portions thereof), or the making of loans or other extensions of credit to Lender secured by security interests in the Loans (or portions thereof), to support all or part of Lender's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Lender's investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

     "Liquidity Bank" means and includes Bank and the various financial
      --------------
institutions as are, or may become, parties to the Liquidity Agreement, as purchasers thereunder.

     "Loan" means any amount disbursed as principal by Lender to Borrower under
      ----
this Agreement.

     "LockBox" shall have the meaning specified in Section 11.2(c) hereof.
      -------                                      ---------------

     "LockBox Account" means any of those bank accounts described on Schedule II
      ---------------                                                -----------
hereto and any additional or replacement account to which Collections are sent in accordance with Section 9.1.14.
                   --------------

     "LockBox Account Agreement" means an agreement among an Originator, the
      -------------------------
Borrower, the Administrator and the bank holding any LockBox Account, in substantially the form of Exhibit F attached hereto.
                          ---------

     "Loss Horizon Ratio" means with respect to any Due Period, the ratio
      ------------------
computed as of the last day of such Due Period by dividing (a) the sum of (i) Sales for such Due Period, plus (ii) Sales for the immediately preceding Due
                           ----
Period, plus (iii) 75% of the Sales for the second (2nd) immediately preceding
        ----
Due Period by (b) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount as of
                        -----
the last day of such Due Period.

     "Loss Reserve" means with respect to any Due Period, the product of (i) the
      ------------
highest rolling three-month average Default Ratio over the most recent twelve Due Periods, (ii) the Loss Horizon Ratio and (iii) the Stress Factor.

     "Mail Payments" shall have the meaning specified in Section 11.2(c) hereof.
      -------------                                      ---------------

     "Material Adverse Effect" means with respect to any event or circumstance,
      -----------------------
a material adverse effect on: (a) the business, assets, financial condition or operations of Borrower or Servicer; (b) the ability of Servicer or Borrower to perform their respective obligations under this Agreement or any other Transaction Document; (c) the validity, enforceability or collectibility of this Agreement or any other Transaction Document; (d) the existence, perfection or priority of (i) the Administrator's (for the benefit of the Secured Parties) security interest in the Collateral, or (ii) Borrower's ownership interest in the Receivables; (e) the validity, enforceability or collectibility of the Receivables; or (f) the ability of the Originators to generate Receivables of a credit quality at least equal to those existing on the Closing Date.

     "Merchandise" means (i) carpeting, other floor covering and goods related
      -----------
to the foregoing, in each case of the type sold by the Originators on the Closing Date, and (ii) service contracts and services in respect of any goods or merchandise referred to in clause (i) above.
                           ----------

     "Month End Date" means the last day of each Fiscal Month.
      --------------

     "Monthly Report" has the meaning set forth in Section 9.1.5(b).
      --------------                               ----------------

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Obligations" means all obligations (monetary or otherwise) of Borrower to
      -----------
Lender, Administrator, any Affected Party or any Indemnified Party and their respective successors, permitted transferees and assigns arising under or in connection with this Agreement, the Lender Note and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

     "Obligor" means, with respect to any Receivable, the Person or Persons
      -------
obligated to make payments with respect to such Receivable, including any guarantor thereof.

     "Obligor Concentration" means with respect to any Due Period, the ratio
      ---------------------
(expressed as a percentage) computed as of the last day of such Due Period by dividing (i) the aggregate Unpaid Balance of Eligible Receivables owed by an Obligor by (ii) the Aggregate Outstanding Principal Amount on such day.

     "Originator" means any of Dixie, in its capacity as originator under the
      ----------
Receivables Purchase Agreement, and those Subsidiaries of Dixie that generate Receivables and that are parties to the First Tier Purchase Agreement.

     "Originator Note" means, collectively, (i) the subordinated promissory note
      ---------------
dated as of the initial Purchase Date issued by the Borrower to Dixie pursuant to the Receivables Purchase Agreement and (ii) any other promissory notes subsequently issued by the Borrower to Dixie pursuant to the Receivables Purchase Agreement, which promissory notes in each case shall be in the form of Exhibit G hereto.
---------

     "Originator Payables" means (i) the obligation of Dixie to make a payment,
      -------------------
pursuant to Section 2.4 of the Receivables Purchase Agreement, for any Receivable that was represented to be an Eligible Receivable that was not an Eligible Receivable on the date such Receivable was sold by Dixie to the Borrower, and (ii) all other amounts owed by Dixie to the Borrower from time to time pursuant to this Agreement or the Receivables Purchase Agreement.

     "Permitted Investment" means, at any time:
      --------------------

          (i) marketable obligations issued by, or the full and timely payment of which is directly and fully guaranteed or insured by, the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

          (ii) time deposits, bankers' acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (x) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating meeting the requirements specified in clause
                                                                         ------
     (iii) below (or equivalent rating from the Rating Agencies) or (y) is set
     -----
     forth in a list (which may be updated from time to time) (A) approved by the Administrator and (B) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

          (iii) commercial paper which is (x) rated at least as high as the Commercial Paper Notes by the Rating Agencies, or (y) set forth in a list (which may be updated from time to time) (A) approved by the Administrator and (B) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

          (iv) secured repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of
                        -----------     ----
     the type described in clause (ii) above; and
                           -----------

          (v) freely redeemable shares in money market funds which invest solely in obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements and commercial paper of the types described in clause (i) through (iv) above, without regard to the limitations as to
        ----------         ----
     the maturity of such obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements or commercial paper set forth below, which are rated at least "AAm" or "AAmg" or their equivalent by at least one Rating Agency, provided that there is no r-highlighter
                                    --------
     affixed to such rating.

     "Person" means an individual, partnership, limited liability company,
      ------
corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

     "Prime Rate" means as of any date of determination, the rate of interest
      ----------
most recently announced by Bank at its principal office in Atlanta, Georgia as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced, which rate is not necessarily intended to be the lowest rate of interest determined by Bank in connection with extensions of credit).

     "Program Documents" means the Liquidity Agreement, the Credit Agreement,
      -----------------
the Voluntary Advance Agreement, the documents under which Administrator performs its obligations with respect to the Lender's commercial paper program and the other documents to be executed and delivered in connection therewith, as amended, supplemented or otherwise modified from time to time.

     "Purchase Date" has the meaning set forth in Section 2.3(a) of the
      -------------
Receivables Purchase Agreement.

     "Rate Setting Day" means, for any Interest Period, two (2) Business Days
      ----------------
prior to the commencement of such Interest Period. In the event such day is not a Business Day, then the Rate Setting Day shall be the immediately preceding Business Day.

     "Rating Agencies" means S&P and Moody's.
      ---------------

     "Receivable" means, (i) with respect to any Obligor (other than GE
      ----------
Factors), the indebtedness of such obligor under a Contract arising from a sale of Merchandise by an Originator, and includes the right to payment of any interest, finance, returned check or late charges and other obligations of such Obligor with respect thereto and (ii) with respect to GE Factors, the obligation of GE Factors to pay the purchase price for accounts receivable pursuant to the Factoring Contract.

     "Receivable File" means with respect to a Receivable, (i) the Contract
      ---------------
giving rise to the Receivable and other evidences of the Receivable including, without limitation, tapes, discs, punch cards and related property and rights and (ii) each UCC financing statement related thereto, if any.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement,
      ------------------------------
dated as of June 23, 2000, by and between Dixie and the Borrower, as such Receivables Purchase Agreement may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Administrator.

     "Regulatory Change" means, relative to any Affected Party:
      -----------------

          (a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of (B) any
                                              -------------
     fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;
           -------------    -------

          (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii)
                                             -------------  -------    --------
     above; or

          (c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Liquidity
     --------------
     Bank under the Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Liquidity Bank or any related Affected Party.

     "Related Security" means, with respect to any Receivable, (a) all right,
      ----------------
title and interest, but none of the obligations, of the related Originator, in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all right, title and interest, but none of the obligations, of the related Originator, in, to and under other Liens and property subject to Liens from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (c) all UCC Financing Statements or similar instruments covering any collateral securing payment of such Receivable, (d) all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise relating to such Receivable and (e) all other instruments and all rights under the documents in the Receivables File relating to such Receivables and all rights (but not obligations) relating to such Receivables.

     "Reporting Date" has the meaning set forth in Section 9.1.5(b).
      --------------                               ----------------

     "Requirements of Law" for any Person or any of its property shall mean the
      -------------------
certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any statute, law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or businesses or to which such Person or any of its property or businesses is subject, whether federal, state or local.

     "Reserve Floor" means for any Due Period, 15.0%.
      -------------

     "Reserve Percentage" means the percentage equal to the greater of (a) the
      ------------------
sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve and (b) the Reserve Floor.

     "Sales" means, for any Due Period, the aggregate amount of sales generated
      -----
by the Originators during such Due Period.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
      ---
Inc.

     "Scheduled Commitment Termination Date" means June 22, 2001.
      -------------------------------------

     "Secured Obligations" has the meaning set forth in Section 5.1(b).
      -------------------                               --------------

     "Secured Parties" means the holders from time to time of the Secured
      ---------------
Obligations including, without limitation, Lender and Administrator.

     "Servicer" means Dixie or its successor in interest, or any successor
      --------
Servicer appointed as provided in Section 11.5.
                                  ------------

     "Servicer Event of Default" shall have the meaning specified in Section
      -------------------------                                      -------
11.7.
----

     "Servicing Fee" means, as to any Due Period, the monthly fee payable to
      -------------
Servicer, which, so long as Dixie is Servicer, shall be equal to the Servicing Fee Rate divided by 12 multiplied by the aggregate Unpaid Balance of the Receivables at the beginning of such Due Period. The Servicing Fee for any successor Servicer shall be equal to the fee reasonably agreed to by the Administrator and such successor.

     "Servicing Fee Rate" means 1.80%.
      ------------------

     "Servicing Reserve" means with respect to any Due Period, the product of
      -----------------
(i) the highest Days Sales Outstanding Ratio during the most recent twelve-month period, (ii) the Stress Factor, (iii) 2.40% and (iv) 1/360.

     "Significant Event" means any Amortization Event or Event of Default.
      -----------------

     "Solvent" means with respect to any Person that as of the date of
      -------
determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Stated Maturity Date" means June 22, 2001; provided, however, that such
      --------------------                       --------  -------
date may be accelerated pursuant to Section 10.3.
                                    ------------

     "Stress Factor" means 2.0.
      -------------

     "Subsidiary" means, with respect to any Person, a corporation of which such
      ----------
Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

     "SunTrust" has the meaning set forth in the Preamble.
      --------                                   --------

     "Support Provider" means and includes any entity now or hereafter extending
      ----------------
credit or liquidity support or having a commitment to extend credit or liquidity support to or for the account of, or to make loans to or purchases from, Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the commercial paper program of Lender.

     "Telerate Page 3750" shall mean the display designated as "Page 3750" on
      ------------------
the Telerate Service (or such other page as may replace "Page 3750" on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rate for Dollars).

     "Transaction Documents" means this Agreement, the Receivables Purchase
      ---------------------
Agreement, the First Tier Purchase Agreement, the Lender Note, the Fee Letter, the Originator Note and the other instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection with this Agreement, the First Tier Purchase Agreement, or the Receivables Purchase Agreement (except the Program Documents), as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement, the First Tier Purchase Agreement, and the Receivables Purchase Agreement.

     "UCC" means the Uniform Commercial Code as from time to time in effect in
      ---
the applicable jurisdiction or jurisdictions.

     "Unmatured Significant Event" means any event that, if it continues
      ---------------------------
uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Significant Event.

     "Unpaid Balance" shall mean with respect to any Receivable the aggregate
      --------------
principal balance of such Receivable or, in the case of Receivables generated pursuant to the Factoring Contract, the aggregate purchase price due from GE Factors for the related account receivable.

     "Voluntary Advance Agreement" means the Voluntary Advance Agreement, dated
      ---------------------------
as of March 11, 1999, among Lender, the Administrator and Bank, as it may be amended, supplemented or otherwise modified from time to time.

     "Warranty Payments" means (i) any payments made by Dixie pursuant to
      -----------------
Section 2.4 of the Receivables Purchase Agreement; and (ii) any payments made by the Servicer pursuant to Section 11.2(c)(vi) hereof.
                         -------------------

     "Yield Reserve" means with respect to any Due Period, the product of (1)
      -------------
the highest Day Sales Outstanding Ratio during the most recent twelve-month period, (2) the Stress Factor, (3) the Prime Rate as in effect on the last day of such Due Period and (4) 1/360.

     Section 1.2  Other Definitional Provisions.
                  -----------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

          (b)  Each term defined in the singular form in Section 1.1 or
                                                         -----------
     elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the
                                                 -----------
     singular thereof when the singular form of such term is used herein or therein.

          (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

     Section 1.3  Other Terms.  All accounting terms not specifically defined
                  -----------
herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein, are used herein as defined in such Article 9.

     Section 1.4  Computation of Time Periods.  Unless otherwise stated in this
                  ---------------------------
Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."


                                  ARTICLE II

         THE LENDER'S COMMITMENT, BORROWING PROCEDURES AND LENDER NOTE

     Section 2.1  Lender's Commitment.  On the terms and subject to the
                  -------------------
conditions set forth in this Agreement, Lender agrees to make loans to Borrower on a revolving basis from time to time (the "Lender's Commitment") before the
                                             -------------------
Commitment Termination Date in such amounts as may be from time to time requested by Borrower pursuant to Section 2.2; provided, however, that the
                                  -----------  --------  -------
aggregate principal amount of all Loans from time to time outstanding hereunder shall not exceed the lesser of (a) $60,000,000 (the "Facility Limit") and (b)
                                                     --------------
the Borrowing Base. Within the limits of the Lender's Commitment, Borrower may borrow, prepay and reborrow under this Section 2.1.
                                       -----------

     Section 2.2  Borrowing Procedures.  Borrower (or the Servicer on its
                  --------------------
behalf) may request a Loan hereunder by giving notice to Administrator of a proposed borrowing not later than 2:00 p.m. (New York City time), two Business Days prior to the proposed date of such borrowing (or such lesser period of time as the Lender may consent); provided that Borrower shall not request, and Lender
                            --------
shall not make, Loans more than four times during any calendar month. Each such notice (herein called a "Borrowing Request") shall be in the form of Exhibit A
                         -----------------                           ---------
(or, if acceptable to the Administrator, the information required therein may be given by telephone) and shall include the date and amount of such proposed borrowing. Any Borrowing Request given by Borrower (or the Servicer on its behalf) pursuant to this Section 2.2 shall be irrevocable and binding on
                         -----------
Borrower.

     Section 2.3  Funding.  Subject to the satisfaction of the conditions
                  -------
precedent set forth in Article VII with respect to such Loan and the limitations
                       -----------
set forth in Section 2.1, Lender shall make the proceeds of such requested Loan
             -----------
available to Administrator at its office in Atlanta, Georgia in same day funds on the proposed date of borrowing. Upon receipt by Administrator of such funds, Administrator will make such funds available to Borrower at such office on such date. Each borrowing shall be on a Business Day and shall be in an amount of at least $500,000 and in integral multiples of $100,000 (or in such other amounts as the Lender or the Administrator may approve).

     Section 2.4  Representation and Warranty.  Each request for a borrowing
                  ---------------------------
pursuant to Section 2.2 shall automatically constitute a representation and
            -----------
warranty by Borrower to Administrator and Lender that on the requested date of such borrowing (a) the representations and warranties contained in Article VIII
                                                                   ------------
will be true and correct as of such requested date as though made on such date,
(b) no Significant Event or Unmatured Significant Event has occurred and is continuing or will result from such borrowing, and (c) after giving effect to such requested borrowing, the aggregate principal balance of the outstanding Loans hereunder will not exceed the lesser of the Borrowing Base and the Facility Limit.

     Section 2.5  Early Termination of Lender's Commitment.  The Lender's
                  ----------------------------------------
Commitment shall terminate and Lender shall have no obligation to make any further Loans (or to fund any increase in any existing Loan), on the earliest date of termination of (i) the Liquidity Banks' commitments under the Liquidity Agreement or (ii) the Credit Banks' commitments under the Credit Agreement. Administrator agrees to use its reasonable efforts to give Borrower at least 30 days' prior written notice of the termination of the Lender's Commitment pursuant to clause (i) or (ii) above.
            ----------    ----

     Section 2.6  Voluntary Termination of Lender's Commitment; Reduction of
                  ----------------------------------------------------------
Facility Limit.  Borrower may, in its sole discretion for any reason upon at
--------------
least 10 days' notice to Administrator (with a copy to Lender), terminate the Lender's Commitment in whole, or, reduce in part the unused portion of the Facility Limit; provided, however that (a) each such partial reduction will be
                --------  -------
in a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000 and shall not reduce the Facility Limit below $40,000,000, and (b) in connection therewith Borrower shall comply with Section 3.2(b) and Section 4.1(b).
                                     --------------     --------------

     Section 2.7  Note.  Each Loan from Lender shall be evidenced by a single
                  ----
promissory grid note (herein, as amended, modified, extended or replaced from time to time, called the "Lender Note") substantially in the form set forth in
                          -----------
Exhibit B, with appropriate insertions, payable to the order of Lender.
---------
Borrower hereby irrevocably authorizes Administrator in connection with the Lender Note to make (or cause to be made) appropriate notations on the grid attached to the Lender Note (or on any continuation of such grid, or at Administrator's option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the
          ----- ----
interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be rebuttably presumptive evidence of the subject matter thereof, absent manifest error; provided, however, that the failure to make any
                                --------  -------
such notations shall not limit or otherwise affect any Obligations of Borrower.

                                  ARTICLE III

                             INTEREST, FEES, ETC.

     Section 3.1  Interest Rates.  Borrower hereby promises to pay interest on
                  --------------
the unpaid principal amount of each Loan (or each portion thereof) for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (a) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded by the issuance of Commercial Paper Notes of Lender, during each Interest Period, at a rate per annum equal to the sum of (1) the Commercial Paper Rate applicable to
     --- -----
     such Interest Period, plus (2) the Applicable Margin;
                           ----

          (b) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded during each Interest Period pursuant to the Liquidity Agreement or the Voluntary Advance Agreement, at a rate per annum equal to the sum of (1) the Alternative Rate applicable to
            --- -----
     such Interest Period, plus (2) the Applicable Margin; and
                           ----

          (c)  notwithstanding the provisions of the preceding clauses (a) and
                                                               -----------
     (b), in the event that a Significant Event or an Unmatured Significant
     ---
     Event has occurred and is continuing, at a rate per annum (the "Default
                                                     --- -----       -------
     Rate") equal to the Base Rate applicable from time to time (but not less
     ----
     than the interest rate in effect for such Loan as at the date of such Significant Event), plus a margin of 3.00%.

     After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after any other monetary Obligation of Borrower arising under this Agreement shall become due and payable, the Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest) interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate.
                                           --- -----
No provision of this Agreement or the Lender Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

     Section 3.2  Interest Payment Dates.  Interest accrued on each Loan shall
                  ----------------------
be payable, without duplication:

          (a)  on the Stated Maturity Date;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) on each Distribution Date prior to the Stated Maturity Date and thereafter on the last day of each Interest Period; and

          (d) on that portion of any Loan the Stated Maturity Date of which is accelerated pursuant to Section 10.3, immediately upon such acceleration.
                             ------------

     Section 3.3  Interest Allocations.  Administrator shall from time to time
                  --------------------
and in its sole discretion determine whether interest in respect of the Loans then outstanding, or any portion thereof, shall be calculated by reference to the Commercial Paper Rate (such portion being herein called a "CP Allocation")
                                                               -------------
or the Alternative Rate (such portion being herein called an "Alternative Rate
                                                              ----------------
Allocation", and together with a CP Allocation individually called an
----------
"Allocation", and collectively, "Allocations"); provided, however, that,
 ----------                      -----------    --------  -------
Administrator shall use its reasonable efforts to allocate all or substantially all of the Loans from Lender to a CP Allocation (it being understood that if Lender is not able to issue sufficient Commercial Paper Notes to fund all of its assets at such time and no Significant Event or Unmatured Significant Event has occurred and is continuing, Lender and Administrator shall, at least, fund the Loans pro rata with its other non-defaulted assets with Commercial Paper Notes); provided further, however, that Administrator may determine, at any time and in
-------- -------  -------
its sole discretion, that the Commercial Paper Rate is unavailable or otherwise not desirable, in which case the Loans from Lender will be allocated to an Alternative Rate Allocation (unless the Default Rate is in effect).

     Section 3.4  Fees.  Borrower agrees to pay Administrator and Lender certain
                  ----
fees in the amounts and on the dates set forth in the letter agreement executed in connection herewith between Borrower, Administrator and Lender (as the same may be amended, supplemented or otherwise modified, the "Fee Letter").
                                                         ----------

     Section 3.5  Computation of Interest and Fees.  All interest and fees shall
                  --------------------------------
be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.


                                  ARTICLE IV

            REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS

     Section 4.1  Repayments and Prepayments.  Borrower shall repay in full the
                  --------------------------
unpaid principal amount of each Loan on the Stated Maturity Date. Prior thereto, Borrower:

          (a) may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that, unless otherwise consented to by the
     --------  -------
     Administrator, all such voluntary prepayments shall require at least two Business Days' (or, in the case of a voluntary prepayment of $10,000,000 or more, at least seven Business Days') prior written notice to Administrator and all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and an integral multiple of $100,000;

          (b) shall, on each date when any reduction in the Facility Limit shall become effective pursuant to Section 2.6, make a prepayment of the
                                        -----------
     Loans in an amount equal to the excess, if any, of the aggregate outstanding principal amount of the Loans over the Facility Limit as so reduced;

          (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 10.3, repay all Loans, unless,
                                   ------------
     pursuant to Section 10.3(a), only a portion of all Loans is so accelerated,
                 ---------------
     in which event Borrower shall repay the accelerated portion of the Loans;
     and

          (d) shall, if at any time a Borrowing Base Deficit shall exist, make a prepayment of the Loans in an amount equal to such Borrowing Base Deficit, such payment to be made on the next Distribution Date to occur.

     Each such prepayment shall be subject to the payment of any amounts required by Section 6.2.
            -----------

     Section 4.2  Application of Collections.
                  --------------------------

          (a) All Collections deposited in the Collection Account shall be distributed by the Servicer at such times and in the order of priority set forth in this Section 4.2.
                   -----------

          (b) On each Distribution Date prior to the Commitment Termination Date, the Servicer shall distribute from Collections on deposit in the Collection Account and from funds withdrawn from the Dilution Cash Reserve Account pursuant to Section 4.6 on such Distribution Date, if any, the
                         -----------
     following amounts, without duplication, in the following order of priority:

          first, if the Servicer is not Dixie or an Affiliate of Dixie the
          -----
     accrued Servicing Fee payable for the related Due Period (plus, if applicable, the amount of Servicing Fee payable for any prior Due Period to the extent such amount has not been distributed to Servicer);

          second, interest accrued on the Loans during the related Interest
          ------
     Period (plus, if applicable, the amount of interest on the Loans accrued for any prior Interest Period to the extent such amount has not been distributed to Lender, and to the extent permitted by law, interest thereon);

          third, all Fees accrued during such Due Period (plus, if applicable,
          -----
     the amount of Fees accrued for any prior Due Period to the extent such amount has not been distributed to Lender or Administrator);

          fourth, as a repayment of principal of the Loans, an amount equal to
          ------
     the Borrowing Base Deficit, if any;

          fifth, all other Obligations then payable by Borrower under this
          -----
     Agreement;

          sixth, in the event that the funds in the Dilution Cash Reserve
          -----
     Account are less than $400,000, as a deposit to the Dilution Cash Reserve Account to the extent necessary to bring the amount of such funds up to $400,000;

          seventh, if the Servicer is Dixie or an Affiliate of Dixie the accrued
          -------
     Servicing Fee payable for the related Due Period (plus, if applicable, the amount of Servicing Fee payable for any prior Due Period to the extent such amount has not been distributed to Servicer);and eighth, so long as no Significant Event or Unmatured Significant Event
          ------
     shall be continuing, the balance, if any, to Borrower.

          (c) On and after the Commitment Termination Date, Administrator shall, on the last day of each Interest Period, distribute from the Collection Account and from funds withdrawn from the Dilution Cash Reserve Account pursuant to Section 4.6, the following amounts, without
                         -----------
     duplication, in the following order of priority:

          first, if the Servicer is not Dixie or an Affiliate of Dixie the
          -----
     accrued but unpaid Servicing Fee;

          second, the accrued but unpaid interest on the Loans;
          ------

          third, all accrued but unpaid Fees;
          -----

          fourth, the outstanding principal amount of the Loans;
          ------

          fifth, all other Obligations payable by Borrower under this Agreement;
          -----

          sixth, if the Servicer is Dixie or an Affiliate of Dixie the accrued
          -----
     but unpaid Servicing Fee; and

          seventh, once all amounts described in clauses first through sixth
          -------                                        -----         -----
     have been paid in full, the balance, if any, to Borrower.

     Section 4.3  Application of Certain Payments.  Each payment of principal of
                  -------------------------------
the Loans shall be applied to such Loans as Borrower shall direct or, in the absence of such notice or during the existence of a Significant Event or after the Commitment Termination Date, as Administrator shall determine in its discretion.

     Section 4.4  Due Date Extension.  If any payment of principal or interest
                  ------------------
with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

     Section 4.5  Making of Payments.  All payments of principal of, or interest
                  ------------------
on, the Loans and of all Fees, and all amounts to be deposited by Borrower or Servicer hereunder, shall be made by Borrower or Servicer, as applicable, no later than 10:00 a.m. (New York City time), on the day when due in lawful money of the United States of America in same day funds to Bank, as Administrator,
Reference: Three Pillars Funding Corporation/The Dixie Group, Inc., Transaction, Account No. 8800171236, ABA #061 000 104 at Bank's office at 25 Park Place in Atlanta, Georgia (the "Administrator's Account"). Funds received by
                       -----------------------
Administrator after 10:00 a.m. New York City time, on the date when due, will be deemed to have been received by Administrator on its next following Business Day.

     Section 4.6  Dilution Cash Reserve Account.  On or before the Closing Date,
                  -----------------------------
Borrower shall establish at SunTrust Bank a segregated account, designated as the Dilution Cash Reserve Account. On the date of the first Loan hereunder, $400,000.00 of the proceeds of such Loan shall be deposited into the Dilution Cash Reserve Account. On each Distribution Date thereafter, the Servicer shall deposit, or cause to be deposited, all amounts, if any, required to be deposited in the Dilution Cash Reserve Account pursuant to clause sixth of Section 4.2(b).
                                                 ------------    --------------
If there are insufficient funds in the Collection Account on any Distribution Date to make the payments described in clauses first through fifth of Section
                                       ------- -----         -----    -------
4.2(b), then the Servicer shall (and if the Servicer does not make such
------
withdrawal, the Administrator may) withdraw from the Dilution Cash Reserve Account the lesser of the amount of funds therein and the amount of such insufficiency, and shall distribute such funds pursuant to the priorities set forth in Section 4.2(b). On the first date that monies are distributed pursuant
         --------------
to Section 4.2(c) on or after the Commitment Termination Date, the Servicer
   --------------
shall (and if the Servicer does not make such withdrawal, the Administrator may) withdraw all of the funds in the Dilution Cash Reserve Account and distribute such funds pursuant to the priorities set forth in Section 4.2(c). Monies on
                                                   --------------
deposit in the Dilution Cash Reserve Account may be invested at the direction of the Servicer in Permitted Investments that mature on or before the next occurring Distribution Date. To the extent that the funds in the Dilution Cash Reserve Account exceed $400,000 on any Distribution Date, such excess may be distributed to, at the direction of, Borrower. The Servicer shall be responsible for any loss due to the investment of funds in the Dilution Cash Reserve Account, and shall deposit the amounts of such loss into such account on or before the Distribution Date next occurring after the date on which such loss occurs.

                                   ARTICLE V

                               SECURITY INTEREST


     Section 5.1  Grant of Security.
                  -----------------

          (a) Borrower hereby assigns and pledges to Administrator (for the benefit of the Secured Parties), and hereby grants to Administrator (for the benefit of the Secured Parties) a security interest in all of Borrower's right, title and interest in and to the following, whether now or hereafter existing and wherever located:

               (i)   all Receivables, Related Security and Receivable Files;

               (ii) all of Borrower's rights, remedies, powers and privileges in respect of the Receivables Purchase Agreement and the First Tier Purchase Agreement, including a direct right to cause an Originator to make payments with respect to Gross Dilutions or with respect to Receivables that are not Eligible Receivables pursuant to the Receivables Purchase Agreement or the First Tier Purchase Agreement, as the case may be;

               (iii) the LockBox Accounts, the Dilution Cash Reserve Account and the Collection Account and all funds on deposit therein, together with all certificates and instruments, if any, from time to time evidencing such accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; and

               (iv) all products and proceeds (including, without limitation, insurance proceeds) of, and additions, improvements and accessions to, and books and records describing or used in connection with, all and any of the property described above (items (i) through (iv) are
                                               ---------         ----
          collectively referred to as the "Collateral").
                                           ----------

          (b) This grant of security secures the payment and performance of all Obligations of Borrower now or hereafter existing or arising under, or in connection with, the Loan Agreement, the Lender Note and each other Transaction Document, whether for principal, interest, costs, fees, expenses or otherwise (all such obligations of Borrower being called the "Secured Obligations").
      -------------------

          (c) This grant of security shall create a continuing security interest in the Collateral and shall:

          1. remain in full force and effect until Administrator's (for the benefit of the Secured Parties) interest in the Collateral shall have been released in accordance with Section 5.4;
                                 -----------

          2. be binding upon Borrower, its successors, transferees and assigns; and

          3. inure, together with the rights and remedies of Administrator (for the benefit of the Secured Parties) hereunder, to the benefit of Administrator and each Secured Party and their respective successors, transferees and assigns.

     Section 5.2  Administrator Appointed Attorney-in-Fact. Borrower hereby
                  ----------------------------------------
     irrevocably appoints Administrator (for the benefit of the Secured Parties) as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Administrator's discretion, after the occurrence and during the continuation of a Significant Event to take any action and to execute any instrument which Administrator may deem necessary or advisable to accomplish the purposes of the Transaction Documents, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;
                                                     ----------

          (c) to file any claims or take any action or institute any proceedings which Administrator may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Administrator (for the benefit of the Secured Parties) with respect to any of the Collateral;

          (d) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder; and

          (e) to perform the affirmative obligations of Borrower under the Transaction Documents.

Administrator agrees to give Borrower and Servicer written notice of the taking of any such action, but the failure to give such notice shall not affect the rights, power or authority of Administrator with respect thereto. Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.2 is irrevocable and coupled with an interest.
                 -----------

     Section 5.3  Administrator May Perform. If Borrower fails to perform any
                  -------------------------
agreement contained herein, Administrator (for the benefit of the Secured Parties) may itself perform, or cause performance of such agreement, and the expenses of Administrator incurred in connection therewith shall be payable by Borrower.

     Section 5.4  Release of Collateral.  Administrator's (for the benefit of
                  ---------------------
the Secured Parties) right, title and interest in the Collateral shall be released effective on the date occurring after the Commitment Termination Date on which all Secured Obligations shall have been finally and fully paid and performed.

                                  ARTICLE VI

                             INCREASED COSTS, ETC.

     Section 6.1  Increased Costs.  If  any change in Regulation D of the Board
                  ---------------
of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the date hereof:

          (A) shall subject any Affected Party to any tax, duty or other charge with respect to any Loan made or funded by it, or shall change the basis of taxation of payments to such Affected Party of the principal of or interest on any Loan owed to or funded by it or any other amounts due under this Agreement in respect of any Loan made or funded by it (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the jurisdiction in which such Affected Party's principal executive office is located); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit
                                                 -----------
     or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

          (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

          (D) shall impose on any Affected Party any other condition affecting any Loan made or funded by any Affected Party;

and the result of any of the foregoing is or would be to (i) increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining any Loan (including extensions of credit under the Liquidity Agreement, the Voluntary Advance Agreement or any Credit Advance, or any commitment of such Affected Party with respect to any of the foregoing), or (II) Administrator for continuing its or Borrower's relationship with Lender, (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, the Lender Note, the Liquidity Agreement, the Voluntary Advance Agreement or the Credit Agreement with respect thereto, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder, or under the Liquidity Agreement, the Voluntary Advance Agreement or Credit Agreement, or arising in connection herewith or therewith to a level below that which such Affected Party could otherwise have achieved, then after demand by such Affected Party to Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), Borrower shall pay such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

     Section 6.2  Funding Losses.  Borrower hereby agrees that upon demand by
                  --------------
any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Borrower will indemnify such Affected Party against any net loss or expense which such Affected Party may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Loan made by Lender to Borrower), as reasonably determined by such Affected Party, as a result of (a) any payment or prepayment (including any mandatory prepayment) of any Loan on a date other than the last day of the Interest Period for such Loan, or (b) any failure of Borrower to borrow any Loan on a date specified therefor in a related Borrowing Request. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

     Section 6.3  Withholding Taxes.  (a)  All payments made by Borrower or
                  -----------------
Servicer hereunder shall be made free and clear of, and without reduction or withholding for or on account of, any present or future taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority
or other taxing authority excluding, in the case of    Administrator and Lender,
net income taxes imposed on    Administrator or Lender by the jurisdiction under
the laws of which Administrator or Lender is organized or any political subdivision or taxing authority thereof or therein (such taxes, excluding such net income taxes, the "Covered Taxes"). If any Covered Taxes are required to be
                       -------------
withheld from any amounts payable to Administrator or Lender, the amounts so payable to Administrator or Lender shall be increased to the extent necessary to yield to Administrator or Lender (after payment of all taxes) all such amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Covered Taxes are payable by Borrower or Servicer, as promptly as possible thereafter, Borrower or Servicer shall send to Administrator for its own account or for the account of Lender, as the case may be, a certified copy of an original official receipt received by Borrower or Servicer showing payment thereof. If Borrower or Servicer fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to Administrator the required documentary evidence, Borrower or Servicer shall indemnify Administrator and Lender for such Covered Taxes and any incremental taxes that may become payable by Administrator or Lender as a result of any such failure.

     (b) At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of Lender, if Lender is not incorporated under the laws of the United States, Lender agrees to deliver to each of Borrower and Administrator two (2) duly completed copies of (i) United

States Internal Revenue Service Form 1001 or 4224 (or successor applicable form) certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes or (ii) United States Internal Revenue Service Form W-8 or W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax. Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by Administrator or Borrower. If Lender does not deliver the forms described in this Section 6.3(b),
                                                                 --------------
Borrower or Administrator shall withhold United States federal income taxes from any payments made hereunder at the statutory rate applicable to payments made to Lender. Lender agrees to indemnify and hold Borrower and Administrator harmless for any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Borrower or Administrator as a result of either (i) Lender's failure to submit any form required to be provided pursuant to this Section 6.3(b) or (ii) Borrower's or Administrator's reliance on any
        --------------
form that Lender has provided pursuant to this Section 6.3(b).
                                               --------------

                                  ARTICLE VII

                            CONDITIONS TO BORROWING

     The making of any Loan hereunder is subject to the following conditions precedent:

     Section 7.1  Initial Loan.  The obligation of Lender to make the initial
                  ------------
Loan hereunder is, in addition to the conditions precedent specified in Section
                                                                        -------
7.2, subject to the condition precedent that Administrator shall have received
---
all of the following, each duly executed and dated the date of such Loan (or such earlier date as shall be satisfactory to Administrator), in form and substance satisfactory to Administrator:

          7.1.1  Resolutions.  Certified copies of resolutions of the Board of
                 -----------
     Directors of Borrower, Servicer and each Originator authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its articles or certificate of incorporation and by-laws.

          7.1.2  Consents, etc.  Certified copies of all documents evidencing
                 -------------
     any necessary corporate action, consents and governmental approvals (if any) with respect to the Transaction Documents.

          7.1.3  Incumbency and Signatures.  A certificate of the Secretary or
                 -------------------------
     an Assistant Secretary of each of Borrower, Servicer and each Originator certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.

          7.1.4  Good Standing Certificates.  Good standing certificates for
                 --------------------------
     Borrower, Servicer and each Originator issued as of a recent date acceptable to

     Administrator by (a) the Secretary of State of the jurisdiction of such Person's incorporation or organization, and (b) the Secretary of State of the jurisdiction where such Person's chief executive office and principal place of business are located.

          7.1.5  Financing Statements.  (i) Acknowledgment copies of proper
                 --------------------
     financing statements (Form UCC-1), filed on or prior to the date of the initial Loan, naming Borrower as debtor and Administrator (for the benefit of the Secured Parties) as the secured party as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Administrator's (for the benefit of the Secured Parties) security interest in the Collateral, (ii) acknowledgment copies of proper financing statements, filed on or prior to the date of the initial Loan, naming Dixie as seller/debtor, Borrower as purchaser/secured party and Administrator as assignee as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Borrower's ownership interest in the Receivables,
     (iii) acknowledgment copies of proper financing statements, filed on or prior to the date of the initial Loan, naming each Originator (other than Dixie), respectively, as seller/debtor, Dixie as purchaser/secured party and the Administrator, as assignee, as may be necessary or, in the opinion of the Administrator, desirable under the UCC to perfect Dixie's ownership in the Receivables purchased from such Originator, and (iv) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all liens and other Adverse Claims of any Person in the Collateral granted by Borrower or Originator.

          7.1.6  Search Reports.  A written search report provided to
                 --------------
     Administrator by a search service acceptable to Administrator listing all effective financing statements that name Borrower or any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to Section 7.1.5 above and in such other jurisdictions
                           -------------
     that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or interests therein or proceeds of any thereof, other than financing statements effecting an assignment of Receivables to Dixie on the Closing Date), and tax and judgment lien search reports from a Person satisfactory to Administrator showing no evidence of such lien filed against Borrower or any Originator.

          7.1.7  Fee Letter; Payment of Fees.  The Fee Letter, together with all
                 ---------------------------
     outstanding Fees payable pursuant to the Fee Letter.

          7.1.8  Receivables Purchase Agreement; First Tier Purchase Agreement.
                 -------------------------------------------------------------
     (i) Duly executed and delivered counterparts of each of the Receivables Purchase Agreement and the First Tier Purchase Agreement and all documents, agreements and instruments contemplated thereby, and (ii) evidence that each of the conditions precedent to the execution and delivery of each of the Receivables Purchase Agreement and the First Tier Purchase Agreement has been satisfied to Administrator's satisfaction, and that the initial assignments and transfers under the Receivables Purchase Agreement have been consummated.

          7.1.9   Opinions of Counsel. Opinions of counsel to Borrower, Servicer
                  -------------------
     and the Originators in form and substance satisfactory to the Administrator.

          7.1.10  Lender Note. The Lender Note, duly executed by Borrower.
                  -----------

          7.1.11  Borrowing Base Certificate. A certificate, substantially in
                  --------------------------
     the form of Exhibit D (a "Borrowing Base Certificate"), duly executed by an
                 ---------     --------------------------
     officer of Borrower (or the Servicer on its behalf) showing a calculation of the Borrowing Base as of the date of such initial Loan.

          7.1.12  Lock Box Agreements. The Lock Box Agreements, duly executed by
                  -------------------
     all of the parties thereto, and the Collection Account Agreement, duly executed by all of the parties thereto.

          7.1.13  Releases. Releases and termination statements duly executed by
                  --------
     each Person, other than Borrower, that has an interest in the Receivables.

          7.1.14  Other. Such other documents, certificates and opinions as
                  -----
     Administrator may request.

     Section 7.2  All Loans.  The making of the initial Loan and each subsequent
                  ---------
Loan are subject to the following further conditions precedent that:

           7.2.1  No Default, etc.  (a) No Significant Event or Unmatured
                  ----------------
     Significant Event has occurred and is continuing or will result from the making of such Loan, (b) no Servicer Event of Default has occurred and is continuing, (c) the representations and warranties of Borrower and Servicer contained in Article VIII are true and correct as of the date of
                           ------------
     such requested Loan, with the same effect as though made on the date of such Loan, and (d) after giving effect to such Loan, the aggregate unpaid balance of the Loans will not exceed the Borrowing Base or the Facility Limit. By making a Borrowing Request, Borrower shall be deemed to have represented and warranted that items (a), (b), (c) and (d) in the preceding
                                    ---------  ---  ---     ---
     sentence are true and correct.

           7.2.2  Borrowing Request, etc.  Administrator shall have received a
                  -----------------------
     Borrowing Request for such Loan in accordance with Section 2.2, together
                                                        -----------
     with all items required to be delivered in connection therewith.

           7.2.3  Commitment Termination Date.  The Commitment Termination Date
                  ----------------------------
     shall not have occurred.

           7.2.4  Collateral Review.  Administrator shall have received the
                  ------------------
most-recent Collateral Review pursuant to Section 9.1.5(e).
                                          ----------------

                                 ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

     In order to induce Lender and Administrator to enter into this Agreement and, in the case of Lender, to make Loans hereunder, Borrower hereby represents and warrants to Administrator and Lender as to itself as follows, and Servicer hereby represents and warrants to Lender and Administrator as to itself as follows:

     Section 8.1  Organization and Good Standing, etc.  Each of Borrower and
                  ------------------------------------
Servicer has been duly organized and is validly existing and in good standing under the laws of its state of organization, with power and authority to own their respective properties and to conduct their respective businesses as such properties are presently owned and such businesses are presently conducted.
Each of Borrower and Servicer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified has had, or would be reasonably likely to have a Material Adverse Effect.

     Section 8.2  Power and Authority; Due Authorization.  Each of Borrower and
                  --------------------------------------
Servicer has (a) all necessary power, authority and legal right to (i) execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and (ii) in the case of Borrower, to borrow on the terms and subject to the conditions herein provided, and (b) duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and, in the case of Borrower, the borrowing, and the granting of security therefor, on the terms and conditions provided herein. Servicer had at all relevant times, and now has, all necessary power, authority and legal right to perform its duties as Servicer.

     Section 8.3  No Violation.  The consummation of the transactions
                  ------------
contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the organizational documents of Borrower or Servicer, or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower or Servicer is a party or by which any of them or any of their respective properties is bound,
(b) result in or require the creation or imposition of any Adverse Claim upon any of their respective properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to Borrower or Servicer or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower, Originator or Servicer or any of their respective properties.

     Section 8.4  Validity and Binding Nature.  This Agreement is, and the other
                  ---------------------------
Transaction Documents to which it is a party when duly executed and delivered by Borrower or Servicer (as applicable) and the other parties thereto will be, the legal, valid and binding obligation of Borrower or Servicer (as applicable) enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

     Section 8.5  Government Approvals.  No authorization or approval or other
                  --------------------
action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by Borrower or Servicer of any Transaction Document to which it is a party remains unobtained or unfiled.

     Section 8.6  Solvency.  The Borrower is Solvent.
                  --------

     Section 8.7  Margin Regulations.  Neither Borrower or Servicer is engaged
                  ------------------
in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

     Section 8.8  Quality of Title.  The Collateral, including, without
                  ----------------
limitation, the Receivables, in which a security interest is to be granted to the Administrator (for the benefit of the

Secured Parties) pursuant to this Agreement shall be owned by Borrower free and clear of any Adverse Claim. Borrower has a first priority perfected ownership interest in the Receivables. This Agreement creates a valid first priority security interest in favor of Administrator (for the benefit of the Secured Parties) in the Collateral, including without limitation the Receivables, which security interest has been perfected (free and clear of any Adverse Claim) as security for the Obligations. No effective financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except for financing statements that may be filed (i) in favor of Administrator (for the benefit of the Secured Parties) in accordance with this Agreement, (ii) in favor of Borrower in accordance with the Receivables Purchase Agreement or in favor of Dixie in accordance with the First Tier Purchase Agreement, or (iii) UCC-3 termination statements necessary to release all Liens and Adverse Claims of any Person in the Collateral granted by Borrower or any Originator.

     Section 8.9  Offices.  The principal place of business and chief executive
                  -------
office of Borrower and Servicer is located at the address referred to on

Schedule 15.3 to this Agreement(or at such other locations, notified to
-------------
Administrator in jurisdictions where all action required thereby has been taken and completed).

     Section 8.10  Compliance with Applicable Laws; Licenses, etc.
                   -----------------------------------------------

          (a) Each of Borrower and Servicer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (b) Neither Borrower nor Servicer has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain has had, or would be reasonably likely to have, a Material Adverse Effect.

     Section 8.11  No Proceedings.  Except as described in Schedule 8.11,
                   --------------                          -------------

               (i) there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which Borrower or Servicer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of Borrower or Servicer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Borrower or Servicer that, individually or in the aggregate, has had, or is reasonably likely to have a Material Adverse Effect; and

               (ii there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of Borrower or Servicer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Lender Note or any other Transaction Document, (B) seeking to prevent the issuance of the Lender Note or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document or (C) seeking to adversely affect the federal income tax attributes of Borrower.

     Section 8.12  Investment Company Act, Etc. Neither Borrower nor Servicer is
                   ----------------------------
an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company", of a "holding company", or an "affiliate" of a "holding company", or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 8.13  Eligible Receivables.  Each Receivable included in the
                   --------------------
Borrowing Base as an Eligible Receivable on the date of any Borrowing Base Certificate, Monthly Report or any Loan shall be an Eligible Receivable on such date.

     Section 8.14  Accuracy of Information. All information heretofore furnished
                   -----------------------
by, or on behalf of, Borrower or Servicer to the Administrator or Lender in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

     Section 8.15  No Material Adverse Change.  Since April 1, 2000, there has
                   --------------------------
been no material adverse change in the collectibility of the Receivables or Servicer's or Borrower's (i) financial condition, business or operations or (ii) ability to perform its obligations under any Transaction Document.

     Section 8.16  Trade Names and Subsidiaries. Borrower has not used any other
                   ----------------------------
names, trade names or assumed names for the six year period preceding the date of this Agreement. Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person.

     Section 8.17  Accounts.  Set forth in Schedule II hereto is a complete and
                   --------                -----------
accurate description, as of the Closing Date, of the Collection Account, the LockBox Accounts and the LockBoxes maintained by any Originator, Borrower or Servicer for the purpose of receiving Collections with respect to Receivables, and the Dilution Cash Reserve Account, Collection Account and the LockBox Accounts have been validly and effectively assigned to Administrator pursuant to this Agreement, the LockBox Account Agreements and the Collection Account Agreement. The Collection Account Agreement and the LockBox Account Agreements continue to be the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, and Borrower and Servicer acknowledge that all cash and other proceeds of the Receivables will be deposited in the Collection Account or a LockBox Account in accordance with this Agreement and are subject to the terms and conditions of this Agreement. None of any Originator, Servicer or Borrower has granted any interest in the Collection Account, any LockBox or any LockBox Account to any Person other than the Administrator, and Administrator has exclusive control of the Collection Account and the LockBox Accounts.

     Section 8.17  Sales by Originator.  Each sale of Receivables by an
                   -------------------
Originator (other than Dixie) to Dixie shall have been effected under, and in accordance with the terms of, the First Tier Purchase Agreement, including the payment by Dixie to such Originator of an amount equal to the purchase price therefor as described in the First Tier Purchase Agreement, and each such sale shall have been made for "reasonably equivalent value" (as such term is used under Section 548 of the Federal Bankruptcy Code) and not for or an account of "antecedent debt" (as such term is used under Section 547 of the Federal Bankruptcy Code) owed by Dixie to such Originator. Each sale of Receivables by Dixie to Borrower shall have been effected under, and in accordance with the terms of, the Receivables Purchase Agreement, including the payment by Borrower to Dixie of an amount equal to the purchase price therefor as described in the Receivables Purchase Agreement, and each such sale shall have been made for "reasonably equivalent value" (as such term is used under Section 548 of the Federal Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used under Section 547 of the Federal Bankruptcy Code) owed by Borrower to Dixie.

                                  ARTICLE IX

                       COVENANTS OF BORROWER AND SERVICER

     Section 9.1  Affirmative Covenants. From the date hereof until the first
                  ---------------------
day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, Borrower hereby covenants and agrees with Lender and Administrator that as to itself, and Servicer hereby covenants and agrees with Lender and Administrator as to itself, that it will:

           9.1.1  Compliance with Laws, Etc. Comply in all material respects
                  --------------------  ---
     with all applicable laws, rules, regulations and orders of all governmental authorities (including those which relate to the Receivables).

           9.1.2  Preservation of Corporate Existence. Preserve and maintain its
                  -----------------------------------
     existence rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

           9.1.3  Performance and Compliance with Receivables. Timely and fully
                  -------------------------------------------
     perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables.

           9.1.4  Collection Policy.  Comply in all material respects with the
                  -----------------
     Collection Policy applicable to the Receivables.

           9.1.5  Reporting Requirements.  Furnish to Administrator and Lender:
                  ----------------------

           (a)    Financial Statements.
                  --------------------

                       (i) as soon as available, and in any event within 95 days after the end of each Fiscal Year of Borrower, a copy of the annual report for such Fiscal Year of Borrower including a copy of the balance sheet of Borrower, in each case, as at the end of such Fiscal Year, together with the related statements of earnings and cash flows for such Fiscal Year, certified by the chief executive officer, chief financial officer or controller of Borrower (which certification shall state that such balance sheet and statements fairly present the financial condition and results of operations for such Fiscal Year in accordance with GAAP), together with a certificate of such officer stating that such officer has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such officer, such a Significant Event or Unmatured Significant Event has occurred and is continuing, a statement as to the nature thereof;

                    (ii) as soon as available and in any event within 95 days after the end of each Fiscal Year of Dixie, a balance sheet of Dixie as of the end of such year and statements of income and retained earnings and of source and application of funds of Dixie, along with consolidating statements, for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to Administrator by Ernst & Young or other nationally recognized independent public accountants acceptable to Administrator (it being understood that delivery of Dixie's Form 10-K for such Fiscal Year filed with the Securities and Exchange Commission will satisfy the foregoing requirement), together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Dixie, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such accounting firm, such a Significant Event or Unmatured Significant Termination Event has occurred and is continuing, a statement as to the nature thereof; and

                    (iii) as soon as available and in any event within 50 days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of Dixie, certified by the chief executive or financial officer or controller of Dixie (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments) (it being understood that delivery of Dixie's Form 10-Q filed with the Securities and Exchange Commission for such fiscal quarter will satisfy the foregoing requirement), delivery of which balance sheets and statements shall be accompanied by a certificate of such chief financial officer or controller to the effect that no Significant Event or Unmatured Significant Event has occurred and is continuing.

          (b)  Monthly Reports.  On or before the 16th day after each Month End
               ---------------
     Date (each, a "Reporting Date"), Servicer shall prepare and deliver to
                    --------------
     Administrator and Lender a report, substantially in the form of Exhibit C
                                                                     ---------
     or in such other form acceptable to Administrator (a "Monthly Report"), as
                                                           --------------
     of such Month End Date signed by an authorized officer of Servicer.

          (c) Significant Events.  As soon as possible but in any event withing
              ------------------
     three days after any officer of Borrower or Servicer becomes aware of the occurrence of a Significant Event or an Unmatured Significant Event, or a Purchase Termination Event or Incipient Purchase Termination Event under (and as defined in) the Receivables Purchase Agreement, an officer's certificate of Borrower or Servicer, as the case may be, setting forth details of such event and the action that Servicer, Borrower or Dixie, as the case may be, proposes to take with respect thereto.

          (d) Servicing Certificate.  Servicer shall deliver, or cause to be
              ---------------------
     delivered, to Administrator, on or before the date that is 95 days after the end of each Fiscal Year, an officer's certificate signed by the president, chief executive officer or any vice president of Servicer, dated as of the last day of the preceding Fiscal Year, stating that (a) a review of the activities of Servicer during the preceding 12-Fiscal Month period and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, Servicer has fulfilled its obligations under the Agreement throughout such Fiscal Year and has complied in all respects with the Collection Policy, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (e) Collateral Review.  As soon as possible, and in any event within
              -----------------
     30 days after the Closing Date, and after each semi-annual period thereafter, a report of the independent certified public accountants of Dixie (each such report, a "Collateral Review") which satisfies the
                                 -----------------
     requirements set forth on Schedule 9.1.5.
                               --------------

          (f) Collection Policy.  On or before May 1 of each year, a copy of the
              -----------------
     Collection Policy as then in effect, together with a summary of any changes to the Collection Policy from the one delivered to the Administrator during the previous year (or on or prior to the Closing Date in the case of the Collection Policy delivered in 2001).

          (g) Fiscal Months.  On or before November 1 of each year, on updated
              -------------
     Schedule I hereto showing the schedule of Fiscal Months for the following
     ----------
     Fiscal Year.

          (h) Other.  Promptly, from time to time, such other information,
              -----
     documents, records or reports respecting the Collateral, the Receivables or the condition or operations, financial or otherwise, of Borrower, Originator or Servicer as Administrator may from time to time reasonably request in order to protect the interests of Administrator or Lender under or as contemplated by this Agreement or the other Transaction Documents.

          9.1.6  Use of Proceeds.  Borrower shall use the proceeds of the Loans
                 ---------------
     made hereunder solely in connection with the acquisition or funding of Receivables or the repayment of amounts owed under the Originator Note in connection therewith.

          9.1.7  Separate Legal Entity. Borrower hereby acknowledges that Lender
                 ---------------------
     and Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Borrower's identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, Borrower shall take all reasonable steps to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1.2,
                                                                  -------------
     Borrower shall take such actions as shall be required in order that:

          (a) Borrower will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to owning financial assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (b) Not less than two members of Borrower's Board of Directors (the "Independent Directors") shall be individuals who are not, and during the
      ---------------------
     past five (5) years have not been, a director, officer, employee or 5% beneficial owner of the outstanding common stock of any Person or entity beneficially owning any outstanding shares of common stock of Dixie or any Affiliate thereof; provided, however, that an individual shall not be
                        --------  -------
     deemed to be ineligible to be an Independent Director solely because such individual serves or has served in the capacity of an "independent director" or similar capacity for special purpose entities formed by Dixie or any of its Affiliates. The certificate of incorporation of Borrower shall provide that (i) the Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Borrower unless the Independent Directors shall approve the taking of such action in writing prior to the taking of such action, and
     (ii) such provision cannot be amended without the prior written consent of the Independent Directors;

          (c) Any employee, consultant or agent of Borrower will be compensated from funds of Borrower, as appropriate, for services provided to Borrower;

          (d) Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

          (e) Borrower's operating expenses will not be paid by any other Person except as permitted under the terms of this Agreement or otherwise consented to by Administrator and Lender;

          (f) Borrower's books and records will be maintained separately from those of any other Person;

          (g) All audited financial statements of any Person that are consolidated to include Borrower will contain detailed notes clearly stating that (A) all of Borrower's assets are owned by Borrower, and (B) Borrower is a separate corporate entity;

          (h) Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

          (i) Borrower will strictly observe corporate formalities in its dealings with all other Persons, and funds or other assets of Borrower will not be commingled with those of any other Person;

          (j) Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person; and

          (k) Any Person that renders or otherwise furnishes services to Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. Borrower will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person.

          9.1.8  Adverse Claims on Receivables.  Defend each Receivable against
                 -----------------------------
     all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Administrator and the Secured Parties.

          9.1.9  Further Assurances.  At their expense, perform all acts and
                 ------------------
     execute all documents reasonably requested by Administrator at any time to evidence, perfect, maintain and enforce the title or the security interest of Administrator in the Receivables and the priority thereof. Borrower will, at the reasonable request of Administrator, execute and deliver financing statements relating to or covering the Collateral and, where permitted by law, Borrower shall authorize Administrator to file one or more financing statements signed only by Administrator. Borrower and Servicer shall cause its computer records, master data processing records and other books and records relating to the Receivables to be marked, with a legend stating that the Receivables have been sold to

Borrower and that the Collateral has been pledged to Administrator for the benefit of the Secured Parties.

          9.1.10  Servicing. Servicer shall use all reasonable measures to
                  ---------
     prevent or minimize any loss being realized on a Receivable and shall take all reasonable steps to recover the full amount of such loss. Borrower and Servicer shall, at their own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related goods and merchandise subject thereto. Servicer shall use its best efforts, consistent with prudent servicing procedures, to repossess or otherwise convert the ownership of the goods or merchandise securing any Receivable which becomes a Defaulted Receivable. Servicer shall follow such practices and procedures for servicing the Receivables as would be customary and usual for a prudent servicer under similar circumstances, including using reasonable efforts to realize upon any recourse to the Obligors and selling the Merchandise securing a Receivable at a public or private sale.

          9.1.11  Inspection. Servicer and Borrower shall permit Lender,
                  ----------
     Administrator or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the Receivable Files, Documents and the related accounts, records and computer systems, software and programs used or maintained by Borrower or Servicer at such times as Lender or Administrator may reasonably request. Upon instructions from Lender or Administrator, Borrower or Servicer shall release any document related to any Receivables to Lender or Administrator, as the case may be.

          9.1.12  Cooperation. Borrower and Servicer shall provide such
                  -----------
     cooperation, information and assistance, and prepare and supply Administrator with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by Borrower and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by Administrator from time to time.

          9.1.13  Facility. Servicer shall maintain its facility from which it
                  --------
     services the Receivables in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as Servicer may select from time to time. Servicer shall make all property tax payments, lease payments and all other payments with respect to such facility. Servicer shall (i) ensure that Administrator shall have complete and unrestricted access, at Servicer's expense, to such facility and all computers and other systems relating to the servicing of the Receivables and all persons employed at such facility, (ii) use its best efforts to retain the employees based at such facility to provide assistance to Administrator and (iii) continue to store on a daily basis all back-up files relating to the Receivables and the servicing of the Receivables at the facilities of Dixie at 185 South Industrial Blvd., SW, Calhoun, Georgia 30701, or such other storage facility of similar quality, security and safety as Servicer may select from time to time, in the case of each of clauses (i), (ii) and (iii) until the receipt
                                  -----------  ----     -----
     of all Collections in respect of all Receivables or all Receivables have been written off in accordance with the Collection Policy.

          9.1.14  Accounts. Borrower shall not maintain any bank accounts other
                  --------
     than the Collection Account and the LockBox Accounts described on Schedule
                                                                       --------
     II. Except as set forth in the last sentence of Section 11.2(c)(ii)
     --                                              -------------------
     Borrower shall not make, nor will it permit any Originator or Servicer to make, any change in its instructions to Obligors regarding payments to be made to a LockBox. Neither Borrower nor Servicer shall, nor will it permit any Originator to, add any LockBox Account Bank or Collection Account Bank, or Lock Box Account or Collection Account, to those listed on Schedule II
                                                                   -----------
     unless Administrator shall have consented thereto and received a copy of any new duly executed Collection Account Agreement or LockBox Account Agreement, as the case may be. Neither Borrower nor Servicer shall, nor will it permit any Originator to, terminate any LockBox Account Bank or Collection Account Bank or close any LockBox Account or Collection Account unless Administrator shall have received at least thirty (30) days prior notice of such termination.

     Section 9.2  Negative Covenants of Borrower. From the date hereof until the
                  ------------------------------
first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, each of Borrower and Servicer hereby covenants and agrees:

          9.2.1   Sales, Liens, Etc. Except pursuant to, or as contemplated by,
                  -----------------
     the Transaction Documents, Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or, for a period in excess of 5 days, involuntarily any Adverse Claims upon or with respect to any of its assets, including, without limitation, the Collateral, any interest therein or any right to receive any amount from or in respect thereof.

          9.2.2   Mergers, Acquisitions, Sales, Subsidiaries, etc.
                  ------------------------------------------------

          (a)     Certain Restrictions on Borrower.  Borrower shall not:
                  --------------------------------

                  (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;

                  (ii) make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;

                 (iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

                 (iv) enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

          9.2.3  Change in Business Policy: Change in Collection Policy.
                 ------------------------------------------------------
     Borrower shall not make any change in the character of its business. Neither Borrower nor Servicer shall make any change in the Collection Policy that could adversely affect the collectibility of any Receivable.

          9.2.4  Other Debt. Borrower shall not incur any Debt to any Person
                 ----------
     other than pursuant to this Agreement, the Receivables Purchase Agreement or otherwise in connection with a transaction involving Lender, Bank, any Credit Bank, any Liquidity Bank or any other Persons providing liquidity or credit support to Lender.

          9.2.5  Certificate of Incorporation and By-Laws. Borrower shall not
                 ----------------------------------------
     amend its certificate of incorporation or by-laws.

          9.2.6  Chief Executive Office. The principal place of business and
                 ----------------------
     chief executive office of each of Borrower and Servicer is located at the address referred to on Schedule 15.3 to this Agreement. Originals or
                            -------------
     duplicates of documents and records evidencing all Receivables are kept at, and only at, the offices set forth on Schedule 9.2.6, and neither Borrower
                                           --------------
     nor Servicer shall move its chief executive office or permit the documents and records evidencing the Receivables to be moved unless (i) Borrower or Servicer, as the case may be, shall have given to Administrator prior written notice thereof, clearly describing the new location, and (ii) Borrower shall have taken such action, satisfactory to Administrator, to maintain the title or ownership of Borrower and any security interest of Administrator in the Collateral at all times fully perfected and in full force and effect. Servicer shall not, in any event, move the location where it conducts the servicing and collection of the Receivables from the address referred to on Schedule 15.3 to this Agreement, without the prior
                            -------------
     written consent of Administrator, which consent shall not be unreasonably withheld.

          9.2.7  Financing Statements. Borrower shall not execute any effective
                 --------------------
     financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Receivables other than the financing statements described in Section 7.1.5.
                                                                  -------------

          9.2.8  Business Restrictions.  Borrower shall not (i) engage in any
                 ---------------------
     business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or (ii) make any expenditure for any assets (other than Receivables) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed $4,950; provided, however, that the foregoing will not restrict the
                    --------  -------
     Borrower's ability to pay servicing compensation as provided herein and, so long as no Significant Event or Unmatured Significant Event shall have occurred and be continuing, and that Borrower's tangible net worth, after giving effect thereto, shall not be less than $2,000,000, the Borrower's ability to pay amounts due on the Originator Note or other payments or distributions legally made to Borrower's equity owners.


                                   ARTICLE X

                      SIGNIFICANT EVENTS AND THEIR EFFECT

     Section 10.1 Events of Default. Each of the following shall constitute an
                  -----------------
Event of Default under this Agreement:

          10.1.1  Non-Payment of Loans, Etc. Borrower shall fail to make any
                  --------------------------
     payment when due of any principal of or interest on any Loan, or payment of any other amount payable by Borrower hereunder, including, without limitation, interest on any Loan or any Fees, or shall fail to make any deposit required to be made hereunder when due and such failure shall continue for three Business Days.

          10.1.2  Non-Compliance with Other Provisions. Borrower shall fail to
                  ------------------------------------
     perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty days after the earlier to occur of (i) Borrower having knowledge thereof and (ii) Borrower having received written notice thereof from the Lender or the Administrator.

          10.1.3  Breach of Representations and Warranties. Any representation
                  ----------------------------------------
     or warranty of Borrower made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of Borrower to Administrator or Lender for purposes of or in connection with this Agreement or any other Transaction Document shall prove to have been false or incorrect in any material respect when made or deemed to have been made, and shall continue to be false or incorrect for a period of 30 days after the earlier to occur of
     (i) Borrower having obtained knowledge thereof and (ii) Borrower having received written notice thereof from the Lender or the Administrator.

          10.1.4  Bankruptcy.  An Event of Bankruptcy shall have occurred and
                  ----------
     remained continuing with respect to Borrower.

          10.1.5  Tax Liens. The Internal Revenue Service shall file notice of
                  ---------
     a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Borrower, and such lien shall not have been released within 5 Business Days.

     Section 10.2 Amortization Events. Each of the following shall constitute an
                  -------------------
Amortization Event under this Agreement:

          10.2.1  Servicer Event of Default. A Servicer Event of Default shall
                  -------------------------
     have occurred and remained continuing.

          10.2.2  Borrowing Base Deficit. A Borrowing Base Deficit shall exist
                  ----------------------
     and such condition shall continue unremedied for three Business Days.

          10.2.3  Default Ratio. The Default Ratio shall be equal to or exceed
                  -------------
     3.5% on a rolling three-month average basis.

          10.2.4  Delinquency Ratio. The Delinquency Ratio shall be equal to or
                  -----------------
     exceed 15% on a rolling three-month average basis.

          10.2.5  Dilution Ratio. The Dilution Ratio shall be equal to or exceed
                  --------------
     6% on a rolling three-month average basis.

          10.2.6  Dilution Cash Reserve. The Dilution Cash Reserve is less than
                  ---------------------
     $400,000 at any time.

          10.2.7  Accounts Receivable Turnover Ratio. The Accounts Receivable
                  ----------------------------------
     Turnover Ratio is less than 7.5 for any Due Period.

          10.2.8  Event of Default. An Event of Default shall have occurred and
                  ----------------
     remained continuing.

          10.2.9  Validity of Transaction Documents. (a) Any Transaction
                  ---------------------------------
     Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower, Servicer or any Originator party to such Transaction Document, (b) Borrower, any Originator or Servicer shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (c) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest.

     Section 10.3 Effect of Significant Event.
                  ---------------------------

          (a)  Optional Termination. Upon the occurrence of a Significant Event
               --------------------
     (other than an Event of Default described in Section 10.1.4 or an
                                                  --------------
     Amortization Event described in Section 10.2.2), Administrator may, and at
                                     --------------
     the request of Lender shall, by notice to the Borrower (a copy of which shall be promptly forwarded by Administrator to each Rating Agency), declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Lender's Commitment (if not theretofore terminated) to be terminated by declaring the Commitment Termination Date to have occurred, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Lender's Commitment shall terminate.

          (b)  Automatic Termination. Upon the occurrence of an Event of Default
               ---------------------
     described in Section 10.1.4 or an Amortization Event described in Section
                  --------------                                       -------
     10.2.2), the Commitment Termination Date shall be deemed to have occurred
     ------
     automatically, and all outstanding Loans and all other Obligations shall become immediately and automatically due and payable, all without presentment, demand, protest, or notice of any kind.

          (c)  Notice to Rating Agencies. The Administrator shall notify each
               -------------------------
     Rating Agency of the occurrence of any continuing Significant Event, promptly following its actual knowledge thereof.


                                  ARTICLE XI

                                 THE SERVICER

     Section 11.1 Dixie as Initial Servicer. The servicing, administering and
                  -------------------------
collection of the Receivables shall be conducted by the Person designated from time to time as Servicer hereunder. Until such time as Administrator shall notify Dixie in writing pursuant to Section 5.05 hereof of the revocation of
                                    ------------
such power and authority, Borrower, Lender and Administrator hereby appoint Dixie, and Dixie hereby agrees to act, as Servicer hereunder.

     Section 11.2 Certain Duties of Servicer.
                  --------------------------

          (a)  Authorization to Act as Borrower's Agent. Borrower hereby
               ----------------------------------------
     appoints Servicer as its agent for the following purposes: (i) selecting the amount of each requested Loan and executing Borrowing Requests on behalf of Borrower, (ii) making transfers among, deposits to and withdrawals from all deposit accounts of Borrower for the purposes described in the Transaction Documents, (iii) arranging payment by Borrower of all Fees, expenses, other Obligations and other amounts payable under the Transaction Documents, (iv) causing the repayment and prepayment of the Loans as required or permitted pursuant to Section 4.1 and (v) executing and preparing the Monthly
                 -----------
     Reports; provided, however, that Servicer shall act in such capacity only
              --------  -------
     as an agent of Borrower and shall incur thereby no additional obligations with respect to any Loan. Borrower irrevocably agrees that (A) it shall be bound by all proper actions taken by Servicer pursuant to the preceding sentence, and (B) Lender, Administrator and the banks holding all deposit accounts of Borrower are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Servicer on behalf of Borrower.

          (b)  Servicer to Act as Servicer. (i) Servicer shall service and
               ---------------------------
     administer the Receivables on behalf of Borrower and Administrator (for the benefit of the Secured Parties) and shall have full power and authority, acting alone and/or through subservicers as provided in Section
                                                             -------
     11.2(b)(iii), to do any and all things which it may deem reasonably
     ------------
     necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement. Consistent with the terms of this Agreement, Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Obligor if, in Servicer's reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of Borrower or Administrator (for the benefit of the Secured Parties); provided, however, that Servicer may not permit any modification with
     --------  -------
     respect to any Receivable that would reduce the Unpaid Balance (except for actual payments thereof), or extend the due date thereof, except that Servicer may take such actions with respect to Defaulted Receivables if such actions will, in Servicer's reasonable business judgment, maximize the Collections thereof. Without limiting the generality of the foregoing, Servicer in its own name or in the name of Borrower is hereby authorized and empowered by Borrower when Servicer believes it appropriate in its best judgment to execute and deliver, on behalf of Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables.

               (ii) Servicer shall service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with applicable law, with the Collection Policy and with prudent industry standards, as are customarily employed by Servicer in servicing and administering receivables owned or serviced by Servicer comparable to the Receivables. Servicer shall not take any action to impair Administrator's (for the benefit of the Secured Parties) security interest in any Receivable, except to the extent allowed pursuant to this Agreement or required by law.

               (iii) Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it pursuant to this Agreement, through subservicers appointed by Servicer, provided that such
                                                      --------
          subservicing arrangements may be terminated, at the Administrator's discretion, upon the replacement of Dixie as Servicer. Such subservicers may include Affiliates of Servicer. Notwithstanding any such delegation of a duty, Servicer shall remain obligated and liable for the performance of such duty as if Servicer were performing such duty.

               (iv) Servicer may take such actions as are necessary to discharge its duties as Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of Borrower such instruments and documents as may be customary, necessary or desirable in connection with the performance of Servicer's duties under this Agreement (including consents, waivers and discharges relating to the Receivables).

               (v) Servicer shall keep separate records covering the transactions contemplated by this Agreement, including the identity and collection status of each Receivable purchased by Borrower from the Originator and the Originator Payables.

          (c)  Collections. (i) On or prior to the Closing Date, Borrower and
               -----------
     Servicer shall have established and shall maintain thereafter the following system of collecting and processing Collections of Receivables. The Obligors shall be instructed to make payments of Receivables only by check mailed to a Post Office Box listed on Schedule II (the "LockBoxes")(such
                                           -----------       ---------
     payments, upon receipt in a LockBox being referred to herein as "Mail
                                                                      ----
     Payments") or by wire transfer to an account that is subject to a LockBox
     --------
     Account Agreement.

               (ii) On or prior to the Closing Date, Administrator shall have received a consent to assignment of the assignment of each LockBox to Administrator. Servicer's right of access thereto shall be revocable at the option of Administrator upon the occurrence of Unmatured Significant Event or Significant Event. In addition, after the occurrence of any Unmatured Significant Event or any Significant Event, Servicer agrees that it shall, upon the written request of Administrator, notify all Obligors under Receivables to make payment thereof to (i) one or more bank accounts and/or post-office boxes designated by Administrator and specified in such notice or (ii) any successor Servicer appointed hereunder.

               (iii) Servicer shall remove all Mail Payments, or cause all Mail Payments to be removed, from each LockBox by the close of business on each Business Day and deposited into a LockBox Account. All funds in each LockBox shall be swept into the Collection Account on each Business Day. Servicer shall process all such Mail Payments, and all wire transfers, ACH payments and other payments on the date received by recording the amount of the payment received from the Obligor and the applicable account or invoice number.

               (iv) All Collections received by an Originator or Servicer in respect of Receivables will, pending remittance to the Collection Account as provided herein, be held by such Originator or Servicer in trust for the exclusive benefit of Administrator, and shall not be commingled with any other funds or property of such Originator or Servicer.

               (v) Borrower and Servicer hereby irrevocably waive any right to set off against, or otherwise deduct from, any Collections.

               (vi) In performing its duties and obligations hereunder, Servicer (A) shall not impair the rights of Borrower or Administrator in any Receivable, (B) shall not amend the terms of any Receivable other than in accordance with the Collection Policy and this Agreement, (C) shall not release any Merchandise securing a Receivable from the lien created by such Receivable except as specifically provided for herein, and (D) shall be entitled to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Merchandise securing such Receivable. In the event that Servicer shall breach any of its covenants set forth in clause (A), (B) or (C) of this Section 11.2(c)(vi), Servicer shall
             ----------  ---    ---         -------------------
          pay the Unpaid Balance of each Receivable affected thereby on the Distribution Date following the Due Period in which such event occurs. For the purposes of Section 11.7 hereof, Servicer shall not be deemed
                              ------------
          to have breached its obligations under this Section 11.2(c)(vi) unless
                                                      -------------------
          it shall fail to make such payment with respect to any Receivable affected by Servicer's noncompliance with clause (A), (B) or (C) of
                                                    ----------  ---    ---
          this Section 11.2(c)(vi).
               -------------------

               (viii) All payments or other amounts collected or received by Servicer in respect of a Receivable shall be applied to the Unpaid Balance of such Receivable.

          (d)  Collection Account. (i) On any Business Day, Borrower may
               ------------------
     withdraw, or permit Servicer to withdraw, funds that are on deposit in the Collection Account, provided that (A) no Significant Event or Unmatured
                         --------
     Significant Event has occurred and is continuing, (B) the Commitment Termination Date has not occurred, and (C) after giving effect to such withdrawal, no Borrowing Base Deficit has occurred (based on the most recent Monthly Report, adjusted for Collections received to date and new Eligible Receivables generated since such date) or will result therefrom and there are funds in the Collection Account at least equal to the interest on the Loans and the Fees accrued through such date. The withdrawal of funds from the Collection Account shall be deemed to constitute a representation by Borrower and the Servicer that all of the foregoing conditions have been met as of the date of such withdrawal, and after giving effect thereto.

          (ii) Prior to 3:00 p.m., New York time, on the Business Day preceding each Distribution Date (a "Deposit Date") (1) Servicer shall deposit or
                                ------------
     cause to be deposited in the Collection Account, to the extent not already on deposit therein, an amount equal to, without duplication, the lesser of
     (A) (i) the aggregate amount of all Collections received during the immediately preceding Due Period, plus (ii) the aggregate amounts due from
                                       ----
     Servicer on such Distribution Date pursuant to Section 11.2(c)(vi) hereof,
                                                    -------------------
     plus (iii) the aggregate amount of Originator Payables paid on such
     ----
     Distribution Date and (B) the amounts due on such Distribution Date pursuant to clauses first through seventh of Section 4.2(b), and the
                                                  --------------
     remainder of the Collections from such Due Period shall be applied pursuant to the Receivables Purchase Agreement, provided that if a Significant Event
                                            --------
     or Unmatured Significant Event shall exist on such Distribution Date or the Commitment Termination Date has occurred, then the Servicer shall deposit all of the amounts described in the foregoing clause A in the Collection
                                                   --------
     Account on such Deposit Date.

          (iii) Servicer shall distribute the amounts on deposit in the Collection Account in accordance with Section 4.2 hereof.

          (iv) Funds deposited in the Collection Account may be invested by Servicer in Permitted Investments that mature not later than the Business Day next preceding the Distribution Date. All income, gain or losses realized from any such investment shall be credited or debited (as applicable) to the balance of the Collection Account. Servicer shall have no obligation to reimburse the Collection Account for any losses realized by reason of such investments.

     Section 11.3  Servicing Compensation. Servicer, as compensation for its
                   ----------------------
activities hereunder, shall be entitled to receive the Servicing Fee, which shall be payable by Borrower on each Distribution Date from funds on deposit in the Collection Account in accordance with Section 4.2. Servicer shall be
                                          -----------
required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the fees and expenses of any subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     Section 11.4  Agreement Not to Resign. Dixie acknowledges that Lender and
                   -----------------------
Administrator have relied on Dixie's agreement to act as Servicer hereunder in their respective decisions to execute and deliver the respective Transaction Documents to which they are parties. In recognition of the foregoing, Dixie agrees not to resign as Servicer voluntarily, except as required by law (as evidenced by the delivery of an outside opinion of counsel to Administrator, in form and substance satisfactory to Administrator), without the prior written consent of the Administrator.

     Section 11.5  Designation of Servicer. Borrower agrees not to designate any
                   -----------------------
Person other than Dixie as Servicer without the prior written consent of Administrator.

     Section 11.6  Termination. The authorization of Servicer to act on behalf
                   -----------
of Borrower under this Agreement and the other Transaction Documents shall terminate at the sole discretion of Administrator upon the replacement of Servicer by a successor Servicer selected by Administrator.

     Section 11.7  Servicer Events of Default. Each of the following shall
                   --------------------------
constitute a "Servicer Event of Default" under this Agreement:
              -------------------------

          (a) failure by the Servicer to make any payments required to be made by it hereunder on the day on which such payment is required to be made and such failure continues for three Business Days;

          (b) failure on the part of the Servicer to observe or perform in any respect any other covenants or agreements of the Servicer contained herein which continues unremedied for a period of 30 days after the earlier of (i) Servicer's knowledge thereof and (ii) receipt by Servicer of written notice thereof from the Lender or the Administrator;

          (c) the delegation by the Servicer of its duties hereunder, except as expressly permitted in accordance with the terms hereof;

          (d) any representation, warranty or certification made by the Servicer herein proves to have been incorrect when made and which continues to be incorrect for a period of 30 days after the earlier of (i) Servicer's knowledge thereof and (ii) receipt by Servicer of written notice thereof from the Lender or the Administrator;

          (e) so long as Dixie shall be the Servicer the Consolidated Tangible Net Worth of Dixie shall be less than or equal to $70,000,000;

          (f) an Event of Bankruptcy shall have occurred with respect to the Servicer or any Originator;

          (g) a final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall have been rendered against Borrower or $5,000,000 in the aggregate shall have been rendered against Dixie and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of 30 consecutive days after the period for appellate review shall have elapsed; or

          (h) Dixie shall fail to pay any Debt in excess of $5,000,000 when due, or a default shall have occurred and be continuing with respect to any such Debt which default results in, or would permit, the acceleration of such Debt.

At any time during the continuance of any Servicer Event of Default, Administrator may, in its sole discretion, notify Servicer in writing of the revocation of its appointment as Servicer hereunder. Upon revocation of Servicer's appointment hereunder, Administrator shall appoint a successor Servicer.

     Servicer agrees that upon receipt of written notification from Administrator of the revocation of Servicer's appointment as Servicer hereunder, Servicer shall upon the written request of Administrator (which request may be contained in the notification of revocation) (i) notify all Obligors under the Receivables to make payment thereof to a bank account(s) or post office box designated by Administrator and specified in such notice, and (ii) pay to Administrator (or its designee) immediately all Collections then held or thereafter received by Servicer or Originator of Receivables, together with all other payment obligations of the Servicer hereunder owing to Lender or the Administrator.

     Servicer shall, at its sole cost and expense, cooperate with and assist the successor Servicer (including, without limitation, providing access to, and transferring, all Receivable Files and all records (including data-processing records) relating thereto (which shall be held in trust for the benefit of the parties hereto in accordance with their respective interests)) and allowing the successor Servicer to use all licenses, hardware or software necessary or desirable to collect the Receivables). Dixie irrevocably agrees to act (if requested to do so) as the data-processing agent for the successor Servicer (in substantially the same manner as Dixie conducted such data-processing functions while it acted as Servicer).


                                  ARTICLE XII

                                 ADMINISTRATOR

     Section 12.1  Authorization and Action.  Lender hereby appoints SunTrust
                   ------------------------
Equitable Securities Corporation as its Administrator for purposes of the Transaction Documents and authorizes SunTrust Equitable Securities Corporation in such capacity to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to SunTrust Equitable Securities Corporation, as Administrator, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

     Section 12.2  Administrator and Affiliates.  SunTrust and any of its
                   ----------------------------
Affiliates may generally engage in any kind of business with Borrower, SunTrust, Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Borrower, SunTrust, Servicer, any Obligor or any of their respective Affiliates, all as if SunTrust Equitable Securities Corporation were not Administrator and without any duty to account therefor to Lender.


                                  ARTICLE XIII

                                  ASSIGNMENTS

     Section 13.1  Restrictions on Assignments.  Neither Borrower nor Servicer
                   ---------------------------
may assign its rights hereunder or any interest herein without the prior written consent of

Administrator and Lender. Lender may not assign its rights hereunder, any Loan or the Lender Note (or any portion thereof) to any Person without the prior written consent of Borrower; provided, however, that
                             --------  -------

          (a) Lender may assign, or grant a security interest in, all or any portion of the Loans and the Lender Note to Credit Bank, any Liquidity Bank (or any successor of any thereof by merger, consolidation or otherwise), any Affiliate of Credit Bank or any Liquidity Bank in connection with a draw under the Liquidity Agreement or a Credit Advance (which may then assign all or any portion thereof so assigned or any interest therein to such party or parties as it may choose); and

          (b) Lender may assign any Loan to any other Person proposed by Lender and consented to by Borrower (such consent not to be unreasonably withheld). The Administrator shall promptly provide notice of any such assignment to each Rating Agency.

     Within five Business Days after notice to Borrower of any proposed assignment by Lender for which Borrower's consent is required, Borrower agrees to advise Administrator of its consent or non-consent thereto. If Borrower does not consent to such assignment Lender may immediately assign the Loan (or portion thereof) that was subject to such proposal to Bank, any Liquidity Bank or any Affiliate of Bank or any Liquidity Bank. Subject to Section 13.2, all of
                                                            ------------
the aforementioned assignments shall be upon such terms and conditions as Lender and the assignee may mutually agree.

     Section 13.2  Documentation.  Lender shall deliver to each assignee an
                   -------------
assignment, in such form as Lender and the related assignee may agree, duly executed by Lender, assigning any such Loan to the assignee, and Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to such Loan, and to enable the assignee to exercise or enforce any rights hereunder or under the Lender Note evidencing such Loan.

     Section 13.3  Rights of Assignee.  Upon the foreclosure of any assignment
                   ------------------
of any Loans made for security purposes, or upon any other assignment of any Loan from Lender pursuant to this Article XIII, the respective assignee
                                  ------------
receiving assignment shall have all of the rights of Lender hereunder to the extent of such assignment with respect to such Loans and all references to Lender in Section 6.1 shall be deemed to apply to such assignee to the extent of
          -----------
such assignment.

     Section 13.4  Notice of Assignment.  Lender shall provide notice to
                   --------------------
Borrower any assignment hereunder by Lender to any assignee. Lender authorizes Administrator to, and Administrator agrees that it shall, endorse the Lender Note to reflect any assignments made pursuant to this Article XIII or
                                                      ------------
otherwise.

                                  ARTICLE XIV

                                INDEMNIFICATION

     Section 14.1  General Indemnity of Borrower.  Without limiting any other
                   -----------------------------
rights which any such Person may have hereunder or under applicable law, Borrower hereby agrees to indemnify Administrator, Lender, Servicer, each Liquidity Bank, each Credit Bank, Bank, each of Bank's Affiliates and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, on an after-tax basis, from and
 -----------------
against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or
                                     -------------------
incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, any commingling of funds (whether or not permitted hereunder), or the use of proceeds therefrom by Borrower, including (without limitation) in respect of the funding of any Loan or in respect of any Receivable; excluding, however, (a) Indemnified Amounts to the
                           ---------  -------
extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party and
(b) any tax upon or measured by net income (except those described in Section
                                                                      -------
6.1(A)) on any Indemnified Party.
------

     Section 14.2  Indemnity of Servicer.  Without limiting any other rights
                   ---------------------
which any such Person may have hereunder or under applicable law, Dixie as Servicer, hereby agrees to indemnify each Indemnified Party forthwith on demand, on an after-tax basis, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising from, or related to, the negligence or willful misconduct of Dixie, the inaccuracy of any representation or warranty of Dixie, or the failure of Dixie to perform its obligations under any Transaction Document; excluding, however, (a) Indemnified Amounts to the extent
                      ---------  -------
determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) Indemnified Amounts to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Receivable for credit reasons, and (c) any tax upon or measured by net income on any Indemnified Party.


                                  ARTICLE XV

                                 MISCELLANEOUS

     Section 15.1  No Waiver; Remedies.  No failure on the part of Lender,
                   -------------------
Administrator, any Indemnified Party or any Affected Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Bank, each Credit Bank and each Liquidity Bank is hereby authorized by Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank, such Credit Bank or such Liquidity Bank to or for the credit or the account of Borrower, now or hereafter existing under this Agreement, to Administrator, any Affected Party, any Indemnified Party, or Lender or their respective successors and assigns.

     Section 15.2  Amendments, Etc.  No amendment, modification or waiver of, or
                   ---------------
consent with respect to, any provision of this Agreement and any Schedules hereto, or the Lender Note shall in any event be effective unless the same shall be in writing and signed and delivered by (i) Borrower, Servicer, Administrator and Lender (with respect to an amendment), or (ii) Administrator and Lender (with respect to a waiver or consent by them) or Servicer or Borrower (with respect to a waiver or consent by them), as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no material amendment
                                  --------  -------
of this Agreement (other than an amendment to extend the Scheduled Commitment Termination Date) shall be effective unless the Lender (or the Administrator on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Commercial Paper Notes to be downgraded or withdrawn. The Administrator shall provide each Rating Agency with a copy of each amendment to or consent or waiver under this Agreement promptly following the effective date thereof.

     Section 15.3  Notices, Etc.  All notices and other communications provided
                   ------------
for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth opposite its name on Schedule 15.3
                                                              -------------
hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2 shall not be effective
                                            -----------
until received.

     Section 15.4  Costs, Expenses and Taxes.  In addition to its obligations
                   -------------------------
under Section 14.1, Borrower agrees to pay on demand:
      ------------

          (a) all costs and expenses incurred by Administrator, Lender, each Liquidity Bank, each Credit Bank and Servicer in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any breach of, this Agreement, the Lender Note, the other Transaction Documents, the Liquidity Agreement and, to the extent directly related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents directly related to this Agreement), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection therewith, (ii) the perfection of the Administrator's security interest in the Collateral,(iii) the maintenance of the Collection Account and the LockBox Accounts, (iv) the audit of the books, records and procedures of the Originators, Servicer and Borrower by Administrator's auditors (which may be employees of Administrator), and (v) Rating Agency fees related to the transactions contemplated by this Agreement; and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Lender Note, the other Transaction Documents, or (to the extent directly related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 15.5  Binding Effect; Survival.  This Agreement shall be binding
                   ------------------------
upon and inure to the benefit of Borrower, SunTrust, Dixie, Lender, Administrator, and their respective successors and assigns, and the provisions of Article VI and Article XIV shall inure to the benefit of the Affected Parties
   ----------     -----------
and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to
         --------  -------
authorize any assignment not permitted by Article XIII.  This Agreement shall
                                          ------------
create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Borrower or Servicer pursuant to Article VIII and the indemnification and payment provisions of
            ------------
Article XIV and Article VI, Sections 15.4, 15.11 and 15.12 shall be continuing
-----------     ----------  -------------  -----     -----
and shall survive any termination of this Agreement and any termination of Dixie's rights to act as Servicer hereunder or under any other Transaction Document.

     Section 15.6  Captions and Cross References.  The various captions
                   -----------------------------
(including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     Section 15.7  Severability.  Any provision of this Agreement which is
                   ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 15.8  Governing Law.  THIS AGREEMENT AND THE LENDER NOTE SHALL BE A
                   -------------
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     Section 15.9  Counterparts.  This Agreement may be executed by the parties
                   ------------
hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

     Section 15.10 Submission to Jurisdiction; Waiver of Trial by Jury.  (a)
                   ---------------------------------------------------
Borrower and Servicer hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. Borrower and Servicer hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 15.10 shall
                                                            -------------
affect the right of the Administrator or Lender to bring any action or proceeding against Borrower or Servicer or its property in the courts of other jurisdictions.

     (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

     Section 15.11  No Recourse Against Lender.  The obligations of the Lender
                    --------------------------
under this Agreement are solely the corporate obligations of Lender. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or document entered into pursuant hereto or in connection herewith against any stockholder, employee, officer, director, manager, administrator, partner or incorporator of Lender, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

     Section 15.12  No Proceedings.  Each of the parties hereto hereby agree
                    --------------
that it will not institute against Lender, or join any other Person in instituting against Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Lender shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this Section 15.12 shall survive the termination
                                    -------------
hereof.

     Section 15.13  Confidentiality of Agreement.  Unless otherwise consented to
                    ----------------------------
by the Administrator, each of Borrower and Servicer hereby agrees that it will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by the Administrator or the Lender to any Person other than its Affiliates (which Affiliates shall have executed an agreement satisfactory in form and in substance to the Administrator to be bound by this Section 15.13) auditors and attorneys or as required by applicable law.
        -------------

     Section 15.14  ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER TRANSACTION
                    ----------------
DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


                     [signature pages begin on next page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              DIXIE FUNDING II, INC., as Borrower


                              By: /s/ Gary A. Harmon
                                  ----------------------------------------------
                              Name:  Gary A. Harmon
                              Title: President


                              THE DIXIE GROUP, INC., as Servicer


                              By: /s/ Gary A. Harmon
                                  ----------------------------------------------
                              Name:  Gary A. Harmon
                              Title: Vice President and Chief Financial Officer

                              THREE PILLARS FUNDING CORPORATION,
                              as Lender


                              By: /s/ Susan Burdick-Brennan
                                  ----------------------------------------------
                              Name:  Susan Burdick-Brennan
                              Title: Vice President




                                                                  Loan Agreement

                              SUNTRUST EQUITABLE SECURITIES
                              CORPORATION, as Administrator


                              By: /s/ Amy W. Menendorp
                                  ----------------------------------------------
                              Name:  Amy W. Menendorp
                              Title: Managing Director



                                                                  Loan Agreement

                                 SCHEDULE 8.11

                          DESCRIPTION OF PROCEEDINGS


None.

                                SCHEDULE 9.1.5

                        COLLATERAL REVIEW REQUIREMENTS

I.   Initial Report of Independent Accountants

     (a) shall be titled the "Initial Report of Independent Accountants on Agreed Upon Procedures";

     (b) shall be addressed to The Dixie Group, Inc., as Servicer and to SunTrust Equitable Securities Corporation as Administrator:

                         Tim Mueller
                         SunTrust Equitable Securities Corp.
                         Mail Code 3950
                         303 Peachtree Street, 24/th/ Floor
                         Atlanta, GA  30308

     (c) the review and subsequent report shall be conducted by Ernst & Young LLP, or such other nationally recognized accounting firm that is reasonably acceptable to the Administrator;

     (d) the report shall be delivered within 30 days after this transaction's Closing Date (anticipated to be 6/15/00); and

     (e) randomly select a sample of 100 accounts included in the receivable schedule delivered by the Borrower pursuant to the initial funding and perform the following:

          (i) agree account information including: receivables balance and repayment terms to the receivable servicing system;

         (ii) verify that the Receivable Files and Dixie's computer records have been marked or stamped as required by the Loan Agreement (Section 9.1.9); and

         (iii) verify that the Receivable Files have been segregated and stored as required by the Loan Agreement.


II.  Reports of Independent Accountants

     (a) shall be titled "Report of Independent Accountants on Agreed Upon Procedures";

     (b)  shall be addressed as detailed in item I above;

     (c) the reviews and subsequent reports shall be conducted by Ernst & Young LLP, or such other nationally recognized accounting firm that is reasonably acceptable to the Administrator;

     (d) the reports shall be delivered within 30 days after each semi-annual period following this transaction's Closing Date; and

     (e)  each report will verify the following:

          (i) agree data from three (3) randomly selected Monthly Reports over the most recent semi-annual period to the system reports and accounting records used in the compilation of those Monthly Reports;

          (ii) verify mathematical accuracy of calculations in the Monthly Reports in item (i) above and ensure that calculations comply with the requirements specified in the Loan Agreement;

          (iii) randomly select a sample of 100 accounts included in the receivable schedules delivered by the Borrower pursuant to the subsequent findings during the most recent semi-annual period and perform the following;

                . agree account information including: receivable balance and repayment terms to the receivable servicing system;
                . verify that the receivable files and Dixie's computer records have been marked or stamped as required by the Loan Agreement;
                . verify that the receivable files have been segregated and stored as required by the Loan Agreement.

          (iv) confirm that the LockBox Account Agreements remain in place and are in effect;

          (v) randomly select a sample of 15 Business Days during the most recent semi-annual period and verify that the Collections are being received by or being directed by the Servicer in the LockBox Accounts on each Business Day such Collected are received; and

         (vi) confirm that the Servicer has transferred all Collections to the Collection Account as required by the Loan Agreement.

                                 SCHEDULE 15.3

                               NOTICE ADDRESSES



Borrower:           Dixie Funding II, Inc.
                    185 South Industrial Boulevard
                    Calhoun, Georgia  30701
                    Attention:  Gary A. Harmon
                    Facsimile:  (706) 625-0782
                    Telephone:  (706) 625-7990


Servicer:           The Dixie Group, Inc.
                    185 South Industrial Boulevard
                    Calhoun, Georgia  30701
                    Attention:  Gary A. Harmon
                    Facsimile:  (706) 625-0782
                    Telephone:  (706) 625-7990


Lender:             Three Pillars Funding Corporation
                    c/o AMACAR Group, L.L.C.
                    6525 Morrison Boulevard
                    Suite 318
                    Charlotte, North Carolina  28211
                    Attention: Susan Burdick-Brennan
                    Facsimile:  (704) 365-1362
                    Telephone:  (704) 365-0569


Administrator:      SunTrust Equitable Securities Corporation
                    24th Floor MC3949
                    303 Peachtree Street
                    Atlanta, Georgia 30308
                    Attention: James Bennison
                    Facsimile: (404) 827-6514
                    Telephone:  (404) 732-0766